UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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CVSL INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CVSL Inc.

2400 North Dallas Parkway, Suite 230

Plano, Texas 75093

May 22, 2015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of CVSL Inc.:

We hereby notify you that the 2015 Annual Meeting of Stockholders of CVSL Inc., a Florida corporation, will be held on June 23, 2015 at 10:00 a.m., Central Daylight Time, at the offices of the Company, 2400 Dallas Parkway, Suite 230, Plano, Texas 75093, for the following purposes:

(1)	to elect ten (10) directors to our Board of Directors to hold office until our next Annual Meeting of Stockholders and until their successors are elected;
(2)	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2015;
(3)	to approve the CVSL Inc. 2015 Stock Incentive Plan;
(4)	to approve, on advisory basis, our named executive officers’ compensation;
(5)	to recommend, on an advisory basis, a three year frequency for holding an advisory vote on our named executive officers’ compensation; and
(6)	to transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The matters listed in this notice of meeting are described in detail in the accompanying proxy statement. Our Board of Directors has fixed the close of business on April 27, 2015 as the record date for determining those stockholders who are entitled to notice of and to vote at the meeting or any adjournment or postponement of our 2015 Annual Meeting. The list of the stockholders of record as of the close of business on April 27, 2015 will be made available for inspection at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, THE PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2014 ARE AVAILABLE ELECTRONICALLY AT WWW. CVSL.US.COM.

Along with the attached proxy statement, we are sending to you our Annual Report on Form 10-K/A for our fiscal year ended December 31, 2014. Such annual report, which includes our audited consolidated financial statements, is not to be regarded as proxy solicitation material.

YOUR VOTE IS IMPORTANT

Even if you plan to attend the meeting, please sign, date, and return the enclosed proxy card in the envelope provided so that your vote will be counted if you later decide not to attend the meeting. No postage is required if the proxy card is mailed in the United States.

By order of the Board of Directors,

John P. Rochon
Chairman, Chief Executive Officer and President

This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about May 26, 2015.

CVSL Inc.

2400 North Dallas Parkway, Suite 230

Plano, Texas 75093

PROXY STATEMENT

For the Annual Meeting of Stockholders to be held on June 23, 2015

GENERAL INFORMATION

We are providing these proxy materials to holders of shares of common stock, par value $0.0001 per share (the “Common Stock”) of CVSL Inc., a Florida corporation (referred to as “CVSL,” the “Company,” “we,” or “us”) in connection with the solicitation by the Board of Directors of CVSL of proxies to be voted at our 2015 Annual Meeting of Stockholders to be held on June 23, 2015, beginning at 10:00 a.m., Central Daylight Time at the offices of the Company 2400 Dallas Parkway, Suite 230, Plano, Texas 75093, and at any adjournment or postponement of our 2015 Annual Meeting.

The purpose of the Annual Meeting and the matters to be acted on are stated in the accompanying notice of Annual Meeting of stockholders. The Board of Directors knows of no other business that will come before the Annual Meeting.

The notice of our 2015 Annual Meeting, this proxy statement, and a proxy card, together with our Annual Report on Form 10-K/A for our fiscal year ended December 31, 2014, are being mailed to our stockholders on or about May 26, 2015. (Such annual report, which includes our audited financial statements, is not to be regarded as proxy solicitation material.)

Our Board of Directors is soliciting votes FOR each of the nominees for election to our Board of Directors, FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2015, FOR the approval of the CVSL Inc. 2015 Stock Incentive Plan, FOR the approval, on an advisory basis, of the compensation of our named executive officers, and FOR the recommendation, on an advisory basis, of a three year frequency for holding an advisory vote on the compensation of our named executive officers.

ANNUAL MEETING ADMISSION

A Stockholder Admission Ticket is attached to your proxy card. If you plan to attend the Annual Meeting, please vote your proxy but keep the Stockholder Admission Ticket and bring it with you to the Annual Meeting.

If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, you may present proof of your ownership of CVSL stock as of the record date, such as a bank or brokerage account statement, or a copy of the voting instruction card provided by your broker, bank, or other nominee, to be admitted to the Annual Meeting.

Stockholders also must present a form of personal identification in order to be admitted to the Annual Meeting.

No cameras, recording equipment or electronic devices will be permitted in the Annual Meeting.

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD

Your vote is important. Stockholders of record can vote by mail or by attending the Annual Meeting and voting by ballot as described below.

Vote by Mail

If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Voting at the Annual Meeting

Voting by mail will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted FOR each of the nominees for election as director, FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, FOR the approval of our 2015 Stock Incentive Plan, FOR the approval, on an advisory basis, of the compensation of our named executive officers, and FOR the recommendation, on an advisory basis, of a three year frequency for holding an advisory vote on the compensation of our named executive officers.

INFORMATION ABOUT VOTING

Q:	Why am I receiving these materials?

A:	The Board of Directors is providing these proxy materials for you in connection with our 2015 Annual Meeting of Stockholders, which is scheduled to take place on June 23, 2015. As a stockholder of record as of April 27, 2015, you are invited to attend the Annual Meeting and to vote on the items of business described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and executive officers, and other required information.

Q:	What items of business will be voted on at the Annual Meeting?

A:	The five items of business scheduled to be voted on at the Annual Meeting are: (1) the election of our directors; (2) the ratification of our independent registered public accounting firm; (3) the approval of our 2015 Stock Incentive Plan; (4) the approval, on an advisory basis, of the compensation of our named executive officers; and (5) the recommendation, on an advisory basis, of a three year frequency for holding an advisory vote on the compensation of our named executive officers.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that you vote your shares FOR each of the nominees to our Board of directors; FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2015; FOR the approval of the 2015 Stock Incentive Plan; FOR the approval, on an advisory basis, of the compensation of our named executive officers; and FOR the recommendation, on an advisory basis, of a three year frequency for holding an advisory vote on the compensation of our named executive officers.

Q:	What shares can I vote?

A:	You may vote or cause to be voted all shares owned by you as of the close of business on April 27, 2015, the record date. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are registered directly in your name with our transfer agent, Fidelity Transfer Company, you are considered, with respect to those shares, the stockholder of record and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to John P. Rochon and John Rochon, Jr., or either of them, or to vote your shares in person at the meeting. The Board of Directors has enclosed a proxy card for you to use to grant a voting proxy.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. Since you are not the stockholder of record, however, you may not vote these shares in person at the meeting unless you obtain from the broker or nominee that holds your shares a valid proxy from them giving you the right to vote the shares. Your broker or nominee should have enclosed or provided voting instructions for you to use in directing the broker or nominee how to vote your shares. If you hold your shares through a broker and you do not give instructions to the record holder on how to vote, the record holder will be entitled to vote your shares in its discretion on certain matters considered routine, such as the ratification of the appointment of our independent auditors. Because of recent rule changes, the uncontested election of directors is no longer considered a routine matter. Therefore, brokers do not have the discretion to vote on the election of directors. If you hold your shares in street name and you do not instruct your broker how to vote in these matters, no votes will be cast on your behalf. These “broker non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not as shares entitled to vote on a particular proposal.

Q:	May I attend the Annual Meeting?

A:	You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on April 27, 2015, or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are not a record holder but hold shares beneficially through a broker or nominee (that is, in “street name”), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 27, 2015, a copy of the voting instruction card provided by your broker or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you may not be admitted to the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m. (Central Daylight Time). Check-in will begin at 9:00 a.m., and you should allow ample time for the check-in procedures.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	You may vote by ballot in person at the Annual Meeting any shares that you hold as the stockholder of record. You may only vote in person shares held in street name if you obtain from the broker or nominee that holds your shares a valid proxy giving you the right to vote the shares.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may, without attending the meeting, direct how your shares are to be voted. If you are a stockholder of record, you may cause your shares to be voted as you instruct by granting a proxy to John P. Rochon and John Rochon, Jr., or either of them. If you hold shares in street name, you may cause your shares to be voted as you instruct by submitting voting instructions to your broker or nominee. Each record holder of our common stock may appoint a proxy by completing, signing, and dating a proxy card and mailing it in the accompanying pre-addressed envelope. Each stockholder who holds shares in street name may vote by mail by completing, signing, and dating a voting instruction card provided by the broker or nominee and following the other instructions of your broker or nominee.

Q:	Can I change my vote?

A:	You may change your vote at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially, you may change your vote by submitting new voting instructions to your broker or nominee or, if you have obtained a valid proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person. You may also change your vote by sending a written notice of revocation to the Corporate Secretary, CVSL Inc., 2400 North Dallas Parkway, Suite 230, Plano, Texas 75093.

Q:	Can I revoke my proxy?

A:	You may revoke your proxy before it is voted at the meeting. To revoke your proxy, notify our Corporate Secretary in writing, or deliver to our corporate secretary a duly executed proxy bearing a later date. You may also revoke your proxy by appearing at the meeting in person and voting your shares. Attendance at the meeting will not, by itself, revoke a proxy.

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual Meeting or how to vote or revoke your proxy, or you need additional copies of this proxy statement or voting materials, you should contact the Corporate Secretary, CVSL Inc., 2400 North Dallas Parkway, Suite 230, Plano, Texas 75093 (972) 398-7120.
Q:	How are votes counted?

A	In the election of directors (Proposal No. 1), you may vote FOR all of the ten nominees or you may direct your vote to be WITHHELD with respect to any one or more of the ten nominees.

With respect to Proposals 2, 3 and 4, you may vote FOR, AGAINST, or ABSTAIN. With respect to Proposal 5, you may vote one year, two years, three years or ABSTAIN. On these proposals, if you vote ABSTAIN, it has the same effect as a vote AGAINST.

If you provide specific instructions, your shares will be voted as you instruct. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted FOR each of the nominees for election as director, FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, FOR the approval of the Company’s 2015 Stock Incentive Plan, FOR the approval, on an advisory basis, of the compensation of our named executive officers, and FOR the recommendation, on an advisory basis, of a three year frequency for holding an advisory vote on the compensation of our named executive officers.

Q:	What is a quorum and why is it necessary?

A:

Conducting business at the meeting requires a quorum. The presence, either in person or by proxy, of the holders of a majority of our shares of common stock outstanding on April 27, 2015 is necessary to constitute a quorum.

Abstentions are treated as present for purposes of determining whether a quorum exists. Broker non-votes (which result when your shares are held in “street name” and you do not tell the nominee how to vote your shares) are relevant in determining whether a quorum is present at the meeting.

Q:	What are Broker-Non-Votes?

A:

Under the rules of the NYSE MKT, LLC (“NYSE MKT”), member brokers who hold shares in street name for their customers that are the beneficial owners of those shares have the authority to only vote on certain “routine” items in the event that they have not received instructions from beneficial owners. Under NYSE rules, when a proposal is not a “routine” matter and a member broker has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm may not vote the shares on that proposal since it does not have discretionary authority to vote those shares on that matter. A “broker non-vote” is submitted when a broker returns a proxy card and indicates that, with respect to particular matters, it is not voting a specified number of shares on that matter, as it has not received voting instructions with respect to those shares from the beneficial owner and does not have discretionary authority to vote those shares on such matters. “Broker non-votes” are not entitled to vote at the Annual Meeting with respect to the matters to which they apply; however, “broker non-votes” will be included for purposes of determining whether a quorum is present at the Annual Meeting.

Proposals 1, 3, 4 and 5 are considered “non-routine” matters. As a result, brokers that do not receive instructions with respect to any of Proposals 1, 3, 4 and 5 from their customers will not be entitled to vote on such proposal.

Proposal 2 is considered a “routine” matter. As a result, brokers that do not receive instructions with respect to Proposal 2 from their customers will be entitled to vote on such proposal.

Q:	What is the voting requirement to approve each of the proposals?

A:

In the election of directors (Proposal 1), the ten persons receiving the highest number of votes at the Annual Meeting will be elected. Accordingly, withheld votes and “broker non-votes” have no effect on the election of any nominee (Proposal 1). You do not have the right to cumulate your votes.

The other four proposals will be approved if the votes cast in favor of the action exceed the votes cast opposing the action at the Annual Meeting. Accordingly, abstentions on these proposals (Proposals 2, 3, 4 and 5) will have the same effect as a vote against each proposal. “Broker non-votes” will have no effect on Proposals 2, 3, 4 and 5.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K which will be filed within four days of the meeting.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the five items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Mr. John P. Rochon, our Chief Executive Officer, and John Rochon, Jr. our Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for any one or more other candidates nominated by the Board of Directors.

Q:	How many shares are outstanding and how many votes is each share entitled?

A:	Each share of our common stock that is issued and outstanding as of the close of business on April 27, 2015, the record date, is entitled to be voted on all items being voted on at the Annual Meeting, with each share being entitled to one vote on each matter. On the record date, 34,367,095 shares of common stock were issued and outstanding.

Q:	Who will count the votes?

A:	One or more inspectors of election will tabulate the votes.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	The Board of Directors is making this solicitation on behalf of the Company, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, by telephone, or by electronic communication. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	May I propose actions for consideration at next year’s Annual Meeting of stockholders?

A:	You may submit proposals for consideration at future stockholder meetings. In order for a stockholder proposal to be considered for inclusion in the proxy statement for our Annual Meeting next year, however, the written proposal must be received by us by January 23, 2016. Those proposals also must comply with Securities and Exchange Commission (the “SEC”) regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored Proxy materials.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors, based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, has nominated for annual election as director each of the individuals identified below, all of whom are incumbent directors.

The following table sets forth the name, age and position of each of our director nominees:

Name	Age	Current Title and Position	Served as Director Since
John P. Rochon	63	Chief Executive Officer, President and Chairman of the Board	2012
John Rochon, Jr.	38	Vice Chairman, Chief Financial Officer, Treasurer and Director	2012
Russell R. Mack	63	Executive Vice President and Director	2012
Julie Rasmussen	50	Chief Operating Officer and Director	2013
Michael Bishop(1)(2)(3)	66	Director	2012
William H. Randall(1)(2)	69	Director	2012
Kay Bailey Hutchison (3)	71	Director	2014
Bernard Ivaldi(1)	66	Director	2014
Roy G.C. Damary(3)	71	Director	2014
John W. Bickel(2)	66	Director	2014

(1) Audit Committee

(2) Compensation Committee

(3) Nominating and Corporate Governance Committee

Our directors and officers serve until their successor is elected and qualified, or until their earlier resignation or removal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES FOR THE ELECTION

OF EACH OF THESE NOMINEES

THE NOMINEES

Currently, the Board of Directors consists of eleven (11) members; however, one member of the Board of Directors, Tamala L. Longaberger is not being nominated for re-election this year. As a result, the following ten (10) members are being nominated by our Board of Directors for election as directors: John P. Rochon, John Rochon, Jr., Russell Mack, Julie Rasmussen, Michael Bishop, William H. Randall, Kay Bailey Hutchison, Bernard Ivaldi, Roy G.C. Damary, and John W. Bickel. The Board of Directors believes that it is in our best interests to elect the below-described nominees, each to serve as a director until the next Annual Meeting of stockholders and until his or her successor shall have been duly elected and qualified. All the nominees have consented to being named in this proxy statement and to serve as a director if elected. At the time of the Annual Meeting, if any of the nominees named above is not available to serve as director (an event that the Board of Directors does not currently have any reason to anticipate), all proxies will be voted for any one or more other persons that the Board of Directors designates in their place.

The Board believes that each of our directors is highly qualified to serve as a member of the Board and each has contributed to the mix of skills, core competencies and qualifications of the Board of Directors. When evaluating candidates for election to the Board, the Nominating and Governance Committee seeks candidates with certain qualities that it believes are important, including experience, skills, expertise, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest, those criteria and qualifications described in each director’s biography below and such other relevant factors that the Nominating and Governance Committee considers appropriate in the context of the needs of the Board of Directors.

Director Independence

We have determined that Michael Bishop, William Randall, Kay Bailey Hutchison, Bernard Ivaldi, Roy G.C. Damary and John W. Bickel are “independent” directors under the definition set forth in the listing standards of the NYSE MKT. Until our recent offering of 6,667,000 shares of our common stock and warrants to purchase up to an aggregate of 6,667,000 shares of our common stock, we qualified as a “controlled company” under the listing requirements of the NYSE MKT because Mr. Rochon, through his control of Rochon Capital Partners, Ltd. (“Rochon Capital”), held in excess of 50% of our voting securities. As a controlled company and for one year after we cease to be a controlled company, we qualify for certain exemptions to the NYSE MKT listing requirements, including the requirement that a majority of our directors be independent, and the requirements to have a Compensation Committee and a Nominating and Corporate Governance Committee, each composed of entirely independent directors. However, each of our Compensation Committee and Nominating and Corporate Governance Committee are comprised entirely of independent directors.

INFORMATION ABOUT THE NOMINEES

Set forth below are summaries of the background, business experience and descriptions of the principal occupation for at least the past five years of each of our current nominees for election as directors:

John P. Rochon, Chief Executive Officer, President and Chairman of the Board

John P. Rochon became our Chief Executive Officer, President and Chairman of the Board on September 25, 2012. He has had four decades of wide-ranging success in finance, operations, business planning, sales, brand-building and marketing. He is an accomplished investor and business strategist. By the time he was 40 years old, Mr. Rochon was chairman and CEO of a Fortune 500 global consumer goods company, serving in that role for nearly a decade. Mr. Rochon is founder and chairman of Richmont Holdings, Inc. (“Richmont Holdings”), a private investment and business holding company based in Dallas, Texas. His career has included hundreds of business transactions across multiple industries. His team has achieved an impressive investment track record in its category over three decades. Richmont uses its own patented diagnostic system to build the top line of a company. Mr. Rochon was the leader in bringing the power of the Internet to consumer sales. With Mr. Rochon as its General Partner, Richmont Capital Partners led an investment group that became the largest shareholder in, and appointed two members to the Board of Directors of, Avon Products Inc., which subsequently experienced tremendous growth. From 1989-1992, Mr. Rochon and his team created a detailed strategy for Avon to grow, including recommendations (many of which were adopted by Avon) relating to revitalizing the corporate entrepreneurial culture through a re-focus on the needs of the sales force; enhancing career opportunities for the sales force; improved training for the sales force; more effective internal communication; improving product delivery and product rationalization; strengthening price/quality equity; enhanced long range planning to increase repeat purchases and reduce sales force turnover; and tying management compensation more closely to shareholder returns. During the 1987-1997 period, Avon’s revenue increased by 100% from $2.5 billion to $5 billion, earnings per share increased by 43% and market cap increased from approximately $1.5 billion at the beginning of 1987 to approximately $8.0 billion at the end of 1997. Neither John Rochon nor Richmont Capital Partners I or II currently has an equity interest in Avon Products, Inc.

As chairman and CEO of Mary Kay Inc., he led that company to global growth and pioneered the use of Internet technology in the micro-enterprise/direct selling sector. He also managed the growth of a portfolio of Richmont companies, in financial services, marketing, international trading, food services and other sectors. Major investments included Armor Holdings, Royal Appliance/Dirt Devil, The Dial Corp., Harvey’s Casinos, Black and Decker, RealPage Inc. and Maybelline. Mr. Rochon also served as a director of Younegvity International, Inc. In addition to CVSL, Mr. Rochon’s companies today include a nationwide network of supplies and services to businesses and a line of gourmet products. He has founded several investment funds, including a hedge fund, a fund of funds and a debt investment fund. Mr. Rochon holds a Bachelor of Science and a Master of Business Administration from the University of Toronto and began his career as a chemist before moving on to management positions in manufacturing, operations, marketing and finance. We selected Mr. Rochon to serve on our Board due to his substantial experience in finance, operations, business planning, and his years of leadership in the direct selling industry.

John Rochon, Jr., Vice Chairman, Chief Financial Officer and Director

John Rochon, Jr. became a director on December 3, 2012, our Vice Chairman on May 1, 2014 and our Chief Financial Officer on March 16, 2015. Since 2006, he has served as the Vice Chairman and CEO of Richmont Holdings. He has expertise in capital markets and is experienced in financial analysis, mergers and acquisitions, technology and the review, structuring and management of new business opportunities. After receiving his degree in Business Administration from Southern Methodist University, he worked at JP Morgan Chase in New York before returning to Dallas, where for more than a decade he has run the Rochon’s family office. He now oversees Richmont Holdings’ financial analysis of potential business transactions and plays a leading role in guiding strategic planning for Richmont Holdings. We selected Mr. Rochon to serve on our Board due to his experience in financial analysis, mergers and acquisitions, technology and structuring and management of new business opportunities. Mr. Rochon is the son of John P. Rochon, our Chairman and CEO.

Russell R. Mack, Executive Vice President and Director

Russell R. Mack was appointed as our Executive Vice President on November 20, 2012, and has served as a director since December 3, 2012. Mr. Mack has been the Executive Vice President and Chief Marketing Officer at Richmont Holdings for more than 15 years. Mr. Mack is a former member of President Ronald Reagan’s White House staff and possesses 40 years of experience in the field of communications and marketing. He has served as a senior executive in companies such as Mary Kay Inc., American Airlines, and United Airlines and as a legislative assistant and press secretary in the U.S. Senate and the U.S. House of Representatives. His career also included positions in the U.S. Department of Health and Human Services, the U.S. Department of Education and Temerlin McClain Advertising. He received a Juris Doctor degree from George Washington University Law School and a Bachelor of Arts from American University. We selected Mr. Mack to serve on our Board due to his experience in the field of communications and marketing.

Julie Rasmussen, Chief Operating Officer and Director

Julie Rasmussen became a director on February 8, 2013 and has served as our Chief Operating Officer since July 2014. During the past five years, she has been the majority owner of Hertz Russia and CEO of Dagmar Associates, a consulting and real estate holding company. From 1992 to 2002, she worked at Mary Kay Cosmetics, serving as the President of Mary Kay Europe and prior thereto as the President of Mary Kay Russia. She has advised companies on doing business in Russia, including RJR Nabisco, Kodak, Johnson & Johnson and Chevron, and has served on the board of the American Chamber of Commerce in Russia as well as president of the Russian Federation of Direct Selling Companies. She has received numerous awards and honors for her international business achievements. She received her Bachelor of Arts from the University of Virginia and her Master of International Affairs from Columbia University, where she was editor of the Journal of International Affairs. We selected Ms. Rasmussen to serve on our Board due to her prior experience with direct selling companies.

Michael Bishop, Director

Michael Bishop became a director on December 3, 2012 and is the Chairman of our Audit Committee. Since 2011, he has served as the President of Actiprime, a personal care and healthy lifestyle product development and marketing company and president of ActiTech, L.P. a full service third party manufacturer of items such as creams, hair products, OTC drugs, certified NOP Organic food and personal care products, energizing and relaxing drinks and owner of a decontamination process for herbs and other products. ActiTech owns a state-of-the-art, 600,000 square foot manufacturing and warehouse facility, serving customers such as Unilever, TIGI and Estee Lauder. He co-founded Actifirm, a marketer of anti-aging skin care sold in physicians’ offices and medi-spas. He founded Active Organics, a leading natural ingredient supplier to the personal care industry, serving as president from 1981 to 2011 before the company was sold to Berkshire Hathaway’s Lubrizol Corporation. A chemist holding nine patents, he held development roles with Max Factor, Redken Laboratories, Life Laboratories and Rachel Perry cosmetics. He received his Bachelor of Science and Bachelor of Arts degrees from the University of California at Irvine. We selected Mr. Bishop to serve on our Board due to his manufacturing and product development experience.

William H. Randall, Director

William Randall became a director on December 3, 2012 and is the Chairman of our Compensation Committee. He is a 35-year veteran of the direct selling industry who has served in sales, marketing and other senior executive positions in companies such as Mary Kay Inc., BeautiControl Cosmetics and start-up enterprises funded by Sur la Table and Ross Simons. He is a past board member of the Direct Selling Association and is founder and chairman of Hatch Holdings LLC which, since 1990, has provided strategic planning and tactical support to senior management of direct selling companies. He received his Master of Business Administration from Harvard Business School. We selected Mr. Randall to serve on our Board due to his prior direct selling experience.

The Honorable Kay Bailey Hutchison, Director

The Honorable Kay Bailey Hutchison became a director on February 18, 2014. Senator Hutchison served for two decades as a U.S. Senator from Texas, from 1993 to 2013. She is the only woman ever elected to represent the state in the U.S. Senate. She served on the Appropriations Committee and was ranking Republican on the Commerce, Science and Transportation Committee. Before being elected to the Senate, she served in the Texas House of Representatives from 1972 to 1976 and served on the National Transportation Safety Board from 1976 to 1978. After holding positions as a bank executive and general counsel, and as a small business owner, she served as Texas State Treasurer from 1990 to 1993. She holds a degree from the University of Texas at Austin and a law degree from the School of Law at the University of Texas. We selected Ms. Hutchison to serve on our Board due to her strong understanding of corporate governance.

Bernard Ivaldi, Director

Bernard Ivaldi became a director on July 9, 2014. He currently serves as a member of the board of directors of two subsidiaries of CVSL. For the past twenty years, he has been consulting extensively with multinational companies and educational institutions in Europe, USA, South America and Australia. Since 2002, he has been the Managing Director of BI Conseil & Associates, a consulting company that he owns based in Vaud, Switzerland. From 1997 to 2002, he served as the CEO of Neuromedia SA of Liege, Belgium. Prior thereto, he served as an administrator at Lalive & Partners, Attorneys at Law, Geneva, a Director of Webster University, Geneva, Switzerland and a Director General of The International School of Geneva. Mr. Ivaldi has obtained diplomas from American and French Universities including a Ph.D. (doctorate 1983) from Columbia Pacific University, Ph.D. (ABD) New York University. He was a Doctoral Fellow in Bilingual Education at New York University N.Y. (1977). He was awarded a Maîtrise de Linguistique Générale (Honors), University of Nice, France. (1971) He has been a Member of la Conférence de l’Instruction Publique du Département de l’Instruction Publique, Genève. Mr. Ivaldi is former Chairman of the International Schools Association and currently a board member. ISA is an international NGO with consultative status to UNESCO and ECOSOC. He is currently Vice-Président du Conseil de Fondation de l’Institut Supérieur des Affaires et du Management (INSAM), Geneva. We selected Mr. Ivaldi to serve on our Board due to his knowledge of Swiss and French corporate laws and his experience in the field of administration, management of finances and of personnel, and in-service training.

Roy G.C. Damary, Director

Roy G.C. Damary became a director on July 9, 2014. Mr. Damary currently serves as a member of the board of directors of one subsidiary of CVSL. He is the President of the INSAM Foundation in Geneva, Head of Business Studies at Robert Kennedy College (RKC), Switzerland, where he has taught for the last 13 years, and Honorary Professor at the Ural State Forest Engineering University, Ekaterinburg (Russia). He owns, and since 1994 has provided consulting services through, Technomic Consultants SA, which provided industrial marketing consultancy services for nearly 25 years before its reorientation to management services for foreign-owned Swiss companies. From 1998 through 2013, Mr. Damary also individually provided services to Bridport and Co., a financial services company in Switzerland, as an outside consultant. He began his professional career in 1966 as a research engineer and later as a techno-economic specialist at the Battelle Institue in Geneva, Switzerland. He holds an M.A. in Engineering Science with First Class Honours from Oxford University (1966), an M.B.A. with High Distinction (Baker Scholar) from Harvard Business School (1974) and a Ph.D. from Lausanne University (2000). We selected Mr. Damary to serve on our Board due to his international management prior experience as well as his knowledge of Swiss corporate law and practice and his international experience as a marketing consultant.

John W. Bickel, Director

Mr. Bickel became a director on September 16, 2014. Mr. Bickel co-founded the Dallas and New York-based national law firm Bickel & Brewer, where he served as an equity partner for over 30 years, withdrawing only recently from the firm to pursue other interests. Since September 2014, Mr. Bickel has been Of Counsel to the law firm of Fish & Richardson P.C. Mr. Bickel received his Bachelor of Science degree from the United States Military Academy at West Point, New York in 1970, received infantry and parachute training, and served three years as an officer in an infantry battalion and aide-de-camp to a general officer of the United States Army. Mr. Bickel received his law degree from Southern Methodist University Dedman School of Law in 1976. Following law school, Mr. Bickel completed his West Point obligation as a trial attorney in the Judge Advocate General’s Corps, in three years trying to verdict over 80 jury cases while serving on separate occasions as Chief Trial Counsel and Chief Defense Counsel at Ft. Lewis, Washington. As a business litigator, Mr. Bickel was selected by his peers as a Top 100 Lawyer in the State of Texas. Mr. Bickel has been a member of the Executive Committee of the Southern Methodist University Dedman School of Law and has served terms as a trustee of the West Point Association of Graduates. Mr. Bickel is a Fellow of both the American Bar Foundation and the Texas Bar Foundation, a Sustaining Life Fellow in the Dallas Bar Foundation, a member of the Citizens for a Qualified Judiciary, an alumni member of the former Markey-Wigmore Chapter of the Inns of Court, and is licensed to practice in both Texas and New York. We selected Mr. Bickel to serve on our Board because of his decades of accomplishment, experience, and good judgment as a preeminent commercial litigation attorney; his broad and deep experience in corporate law, governance, and dispute resolution; and his analytical skills and leadership abilities.

INFORMATION REGARDING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Set forth below are summaries of the background, business experience and descriptions of the principal occupation for at least the past five years of each of our executive officers who are not directors:

Ryan Mack

On March 16, 2015, Ryan Mack, age 26, was appointed as our Deputy Chief Financial Officer. Since 2013, Mr. Mack has been serving as Managing Director and Co-Head of Investments at Richmont Holdings, helping to manage Richmont Holdings’ acquisition strategy and helping manage finance and operations for both us and Richmont Holdings.  Prior to joining Richmont Holdings in 2013, he served as an Investment Analyst in the Investment Office of the University of Notre Dame as a member of the Marketable Alternatives and Fixed Income groups within the Public Capital Team.  The University’s endowment fund was approximately $8.3 billion at the time he left to join Richmont Holdings. Mr. Mack holds a bachelor’s degree in Business Administration (magna cum laude) from the Mendoza School of Business at the University of Notre Dame.  He has passed all three levels of the CFA Program and is expected to be eligible to be awarded the charter upon completion of the required work experience.

Matt Howe

On March 16, 2015, Matt Howe, age 26, was appointed as our Chief Investment Officer. Since 2012, Mr. Howe has been serving as Managing Director and Co-Head of Investments at Richmont Holdings, helping to manage Richmont’s acquisition strategy and helping the financial analysis team for both us and Richmont Holdings.  Prior to joining Richmont Holdings in 2012, he served as an analyst in the investment banking division of JP Morgan.  He holds a bachelor’s degree in Business Administration - Finance (summa cum laude) from Texas A&M University.

Leadership Structure

Our Chief Executive Officer also serves as our Chairman of the Board and we do not have a formal policy on whether the same person should (or should not) serve as both the Chief Executive Officer and Chairman of the Board. Our Board does not have a lead independent director. Our Board has determined its leadership structure is appropriate and effective for us given our stage of development.

INFORMATION REGARDING THE COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

The Audit Committee of our Board is currently composed of three directors, each of whom satisfy the independence and other standards for Audit Committee members under the rules of the NYSE MKT. The Audit Committee is composed of Messrs. Bishop, Randall and Ivaldi and we have determined that Mr. Bishop is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered to be independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

The primary purpose of the Audit Committee is to act on behalf of the Board of Directors in its oversight of all material aspects of our accounting and financial reporting processes, internal controls and audit functions, including our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Pursuant to its charter, our Audit Committee reviews on an on-going basis for potential conflicts of interest, and approve if appropriate, all our “Related Party Transactions.”  For purposes of the Audit Committee Charter, “Related Party Transactions” shall mean those transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K.  In addition, the Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent registered public accounting firm, the scope of the annual audits, fees to be paid to the independent registered public accounting firm, the performance of our independent registered public accounting firm and the accounting practices of the Company and our internal controls and legal compliance functions. The Audit Committee also reviews, prior to publication, our quarterly earnings releases and our reports to the SEC on Forms 10-K and 10-Q. The formal report of the Audit Committee for fiscal year 2014 is set forth below under Proposal 2 under the caption “Report of the Audit Committee of the Board of Directors.” The Audit Committee operates under a written Audit Committee Charter, which is available to shareholders on our website at http://www.cvsl.us.com/investors/corporate-governance/. The charter further describes the nature and scope of responsibilities of the Audit Committee.

Compensation Committee

The Compensation Committee of our Board currently consists of Messrs. Bishop, Randall and Bickel, each of whom is deemed to be independent in accordance with the NYSE MKT definition of independence.  This Committee determines, approves, and reports to the Board of Directors regarding the compensation of our executive officers. The Compensation Committee also has the power to review and make recommendations to our Board for approval, incentive compensation plans and equity-based plans, to recommend the grant of options and other awards under such incentive compensation and equity-based plans, and to administer and such plans. Our Chief Executive Officer and Chief Financial Officer typically make performance assessments of our other employees throughout the year and make recommendations to the Compensation Committee regarding the compensation of our Named Executive Officers.

The Committee also reviews and recommends to the Board of Directors appropriate director compensation programs for service as directors, committee chairs and committee members.

The Compensation Committee operates under a written Compensation Committee Charter, which is available to shareholders on our website at http://www.cvsl.us.com/investors/corporate-governance/.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board currently consists of Senator Hutchison and Messrs. Bishop and Damary.

The functions performed by the Nominating and Governance Committee include:

•	recommending to the Board of Directors, individuals for appointment or election as directors;
•	recommending to the Board of Directors individuals for appointment to vacancies on any committee of the Board of Directors;
•	to develop and recommend to the Board of Directors corporate governance guidelines; to review and oversee any related party transactions; and
•	performing any other duties or responsibilities expressly delegated to the committee by the Board of Directors relating to board or committee members.

In evaluating an incumbent director whose term of office is set to expire, the Nominating and Governance Committee reviews such director’s overall service to the Company during such director’s term, including the number of meetings attended, level of participation, quality of performance, and any transactions with the Company engaged in by such director during his term.

When selecting a new director nominee, the Nominating and Governance Committee first determine whether the nominee must be independent for NYSE MKT purposes or whether the candidate must qualify as an “audit committee financial expert.” The Nominating and Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm to assist in the identification of qualified director candidates. The Nominating and Governance Committee also will consider nominees recommended by our stockholders. The Nominating and Governance Committee does not distinguish between nominees recommended by our stockholders and those recommended by other parties. The Nominating and Governance Committee evaluates the suitability of potential nominees, taking into account the current composition of the Board of Directors, including expertise, diversity and the balance of inside and independent directors. The Nominating and Governance Committee endeavors to establish a diversity of background and experience in a number of areas of core competency, including business judgment, management, accounting, finance, knowledge of our industry, strategic vision, research and development and other areas relevant to our business.

Stockholders wishing to directly recommend candidates for election to the Board of Directors at our next annual meeting to be included in our proxy statement must do so by giving written notice to: Chairman of the Nominating and Governance Committee, CVSL Inc., 2400 North Dallas Parkway, Suite 230, Plano, Texas 75093. The notice must state: (1) the name and address of the stockholder making the recommendations; (2) the name, age, business address, and residential address of each person recommended; (3) the principal occupation or employment of each person recommended; (4) the class and number of shares of our stock that are beneficially owned by each person recommended and by the recommending stockholder; (5) any other information concerning the persons recommended that must be disclosed in nominee and proxy solicitations in accordance with Regulation 14A of the Exchange Act; and (6) a signed consent of each person recommended stating that he or she consents to serve as a director of the Company if elected.

In considering any person recommended by one of our stockholders, the Nominating and Governance Committee will look for the same qualifications that it looks for in any other person that it is considering for a position on the Board of Directors. Any stockholder nominee recommended by the Committee and proposed by the Board of Directors for election at the next annual meeting of stockholders will be included in our proxy statement for that annual meeting.

The Nominating and Corporate Governance Committee operates under a written Nominating and Corporate Governance Committee Charter, which is available to shareholders on our website at http://www.cvsl.us.com/investors/corporate-governance/.

Family Relationships

Paula Mackarey, the President, Publisher and a member of the Board of Directors of our subsidiary, Happenings Communications Group, Inc., is the sister of our Chief Executive Officer, President and Chairman of the Board, Mr. Rochon.

John Rochon, Jr., our Vice Chairman and Chief Financial Officer, is the son of Mr. Rochon. Heidi Rochon Hafer, our Corporate Secretary, is the daughter of Mr. Rochon.

Mr. Ryan Mack, our Deputy Chief Financial Officer, is the son of our Executive Vice President and Director, Russell Mack.

There are no other family relationships between any of our directors or officers.

Code of Ethics

We adopted a Code of Ethics. Our Code of Ethics obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in conflict-of-interest transactions without our consent. Our Code of Ethics is included in our Investor Relations section of our Internet website, http://www.cvsl.us.com.

Vote Required

Provided that a quorum is present, the nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected.

Stockholder Communications with THE BOARD OF Directors

The Board has established a process to receive communications from stockholders. Stockholders may contact any member or all members of the Board, any Board committee, or any chair of any such committee by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at CVSL Inc., 2400 North Dallas Parkway, Suite 230, Plano, Texas 75093.

All communications received as set forth in the preceding paragraph will be opened by the office of our Corporate Secretary and the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Board and Committee Meetings

During our fiscal year ended December 31, 2014, our Board of Directors held five (5) meetings. During our fiscal year ended December 31, 2014, our Audit and Nominating and Governance committees met four (4) times and one (1) time, respectively. Our Compensation Committee did not hold any meetings during our fiscal year ended December 31, 2014. Each of our incumbent directors that were directors during our fiscal year ended December 31, 2014 attended at least 75% of the meetings of the Board of Directors and Board committees on which such director served during 2014.

Director Attendance at Annual Meetings

Our directors are encouraged, but not required, to attend the Annual Meeting of stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10 percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such officers, directors and persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file with the SEC.

Based solely on a review of the copies of such forms that were received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we are not aware of any failures to file reports or report transactions in a timely manner during the year ended December 31, 2014 other than Julie Rasmussen was late in filing a Form 4 related to an open market purchase of our common stock.

CORPORATE GOVERNANCE

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board regularly reviews information regarding our strategy, finances and operations, as well as the risks associated with each. The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting, internal controls and legal and regulatory compliance. The Audit Committee undertakes, at least annually, a review to evaluate these risks. The members then meet separately with management responsible for such area, including our Chief Financial Officer, and report to the Audit Committee on any matters identified during such discussions with management. In addition, the Compensation Committee considers risks related to the attraction and retention of talent as well as risks relating to the design of compensation programs and arrangements. The Nominating and Governance Committee manages risks associated with the independence and composition of the Board and corporate governance. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. The full Board considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their respective areas of responsibility.

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted policies and procedures for review, approval and monitoring of transactions involving the Company and “related persons” (directors and executive officers or their immediate family members, or stockholders owning five percent or greater of our outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant rules of the SEC. Pursuant to our charter, our Audit Committee and Nominating and Corporate Governance Committee shall review on an on-going basis for potential conflicts of interest, and approve if appropriate, all our “Related Party Transactions.” For purposes of the Audit Committee Charter and Nominating and Corporate Governance Committee, “Related Party Transactions” shall mean those transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

A discussion of our current related person transactions appears in this Proxy Statement under “Certain Relationships and Related Transactions.”

2014 Director Compensation

Compensation of Directors

The following table provides information on compensation awarded or paid to the directors listed below for the year ended December 31, 2014.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total

Michael Bishop	—	—	—	—
William Randall	$50,000	—	—	$50,000
Julie Rasmussen	$50,000	—	$155,769	$205,769
Kay Bailey Hutchison	$43,751	$100,000	—	$143,751
Roy G.C. Damary	$36,756	$50,000	—	$86,756
Bernard Ivaldi	$36,557	$50,000	—	$86,557
John W. Bickel	$14,589	$50,000	—	$64,589

(1)	Represents monthly fees paid for Board service during 2014.

(2)	Reflects: (i) an award of 5,316 shares with a fair value of $100,000 on the grant date granted to Senator Hutchison for her Board service in 2014 and her agreement to chair the Nominating and Corporate Governance Committee; and (ii) awards of 2,632, 2,632 and 2,605 shares, respectively, where each award was valued at $50,000 on the grant date to Messrs. Damary, Ivaldi and Bickel upon their appointment as directors. All shares granted have restrictions placed upon them as disclosed in more detail below.

(3)	Consulting fees paid to Ms. Rasmussen for her operating and international consulting to various CVSL subsidiaries.

Directors who are not employees will receive an annual cash fee of $50,000, payable monthly. Commencing July 2014, upon election to the Board, each non-employee director receives a grant of restricted stock having a value of $50,000 on such date, vesting on the first anniversary of the grant date.

Restricted Stock Awards

On the date of their appointment to the board, each of Messrs. Damary and Ivaldi was granted 52,631 shares of common stock and Mr. Bickel was granted 52,083 shares of common stock as a restricted stock award, as set forth in a Restricted Stock Agreement between each director and the Company (a “Restricted Stock Agreement”).  The shares subject to each Restricted Stock Agreement are subject to restrictions on transfer until they vest, at which time they will cease to be subject to forfeiture.  The shares will vest on the first anniversary of the election of each director (i.e., July 9, 2015 for Messrs. Damary and Ivaldi and September 16, 2015 for Mr. Bickel), if such director continues to serve on the Board until then.  Subject to the restrictions in his Restricted Stock Agreement, each director will have the rights of a shareholder regarding the awarded shares before vesting, including the right to vote all shares and to receive cash or stock dividends paid or distributed with respect to such shares.  In addition, the number of shares of common stock subject to a Restricted Stock Agreement may be adjusted as deemed appropriate by the Board to reflect any increase or decrease in the number of shares of common stock resulting from a stock dividend, stock split, reverse stock split, combination, reclassification, recapitalization, or other change in the outstanding common stock during the term of the Restricted Stock Agreement without consideration to the Company.  Any additional shares of common stock or substituted securities issued to Messrs. Damary, Ivaldi or Bickel as a result of any such event will be subject to the same vesting and forfeiture provisions as the original shares of common stock subject to the Restricted Stock Agreement.  If any director does not continue on the Board (other than by reason of death) before his awarded shares vest or breaches any of the terms and conditions of his Restricted Stock Agreement, before his awarded shares vest, his shares will be automatically forfeited.  However, each director will be entitled to retain any cash dividends received prior to forfeiture, and any votes cast by each director prior to forfeiture will not be affected by the forfeiture.

Long-Term Incentive Plans and Awards

The 2013 Director Smart Bonus Unit Plan provides for the issuance of a cash bonus tied to stock price appreciation for non-employee directors. The Compensation Committee of the Board of Directors approves all awards that are granted under the plan. During 2013, we awarded a total of 25,000 equivalent stock appreciation rights (“SARs”) among all eligible directors that are remeasured each reporting period and are recognized ratably over the contractual term. During 2014, no additional SARs were awarded to eligible directors. We recognized $212,901 in compensation expense in 2014 related to this Plan.

Limits on liability and Indemnification

Under the provisions of Section 607.0850 of Florida Business Corporations Act, we may indemnify our directors, officers, employees and agents and maintain liability insurance for those persons. Section 607.0850 provides that a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if the person’s conduct was in good faith. In the case of conduct in an official capacity with the corporation, the person may be indemnified if the person reasonably believed that such conduct was in the corporation’s best interests. In all other cases, the corporation may indemnify the person if the person reasonably believed that such conduct was at least not opposed to the corporation’s best interests. In the case of any criminal proceeding, the person may be indemnified if the person had no reasonable cause to believe the person’s conduct was unlawful.

Our amended bylaws provide for indemnification of our directors and executive officers to the maximum extent permitted by the Florida Business Corporations Act.

In addition, we have entered into indemnification agreements with each of our current director nominees and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under the Florida Business Corporations Act against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Compensation Committee Interlocks

During the last fiscal year ended December 31, 2014, none of our executive officers served on the Board of Directors or compensation committee of any other entity whose officers served either on our Board of Directors or compensation committee.

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth information as of April 30, 2015 regarding the beneficial ownership of our common stock. Beneficial ownership generally includes voting or investment power with respect to securities. The table reflects ownership by:

•	each person or entity who owns beneficially 5% or greater of the shares of our outstanding common stock;

•	each of our named executive officers, executive officers and directors; and

•	our executive officers and directors as a group.

The percentages below are calculated based on 34,367,095 shares of our common stock being issued and outstanding as of April 30, 2015. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The table below does not include certain shares of common stock that may be issued at some time in the future, subject to the terms and conditions of that certain Amended Share Exchange Agreement. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name of Beneficial Owner	Positions	Number of Shares of common stock Beneficially Owned or Right to Direct Vote	Percent of Common Stock Beneficially Owned or Right to Direct Vote
Directors and Named Executive Officers
John P. Rochon (1)	Chief Executive Officer, President and Chairman of the Board	14,302,869	41.6%
John Rochon, Jr.(2)	Vice Chairman, Chief Financial Officer and Director	5,687,500	16.5%
Julie Rasmussen	Chief Operating Officer and Director	2,000	*
Russell Mack	Executive Vice President and Director	150,000	*
Ryan Mack	Deputy Chief Financial Officer	—	*
Matt Howe	Chief Investment Officer	100	*
Michael Bishop	Director		*
Kelly Kittrell	Former Chief Financial Officer and Treasurer and Former Director	150,000	*
Tamala Longaberger(3)	Former Chief Executive Officer of The Longaberger Company and Director	—	*
William Randall	Director	3,250	*
Kay Bailey Hutchison(4)	Director	5,316	*
Bernard Ivaldi (5)	Director	2,632	*
Roy G.C. Damary (6)	Director	2,632	*
John W. Bickel (7)	Director	2,605	*
All directors and executive officers as a group(14)		20,308,904	59.1%
5% Shareholders
Rochon Capital Partners, Ltd. (8)		14,302,869	41.6%
John Rochon Management, Inc. (9)		14,302,869	41.6%
Richmont Street, LLC (10)		3,200,000	9.3%
Richmont Capital Partners V LP (10)		3,200,000	9.3%

*Less than 1%

(1)	Includes 37,500 shares of common stock issued directly to John Rochon Management, Inc. (“JRMI”) and 12,640,369 shares issued to Rochon Capital. The limited partnership interests of Rochon Capital are owned 79% by Mr. Rochon, 20% by his wife and 1% by the general partner, JRMI. JRMI has control over the voting and disposition of the shares held by Rochon Capital, and as the owner of all of the equity of JRMI, Mr. Rochon has control over the decision making of JRMI. As such, Mr. Rochon may be considered to have control over the voting and disposition of the shares registered in the name of Rochon Capital, and therefore, such shares are also included in the shares listed as held by Mr. Rochon. Also includes an additional 1,625,000 shares of common stock issued to a trust of which Ms. Longaberger is the trustee, which shares are subject to a voting agreement entered into between the trust and Rochon Capital. Excludes an additional 25,240,676 shares of common stock which may be issued in the future upon the occurrence of certain stock acquisitions (the “Second Tranche Stock”) by third parties or the announcement of certain tender or exchange offers of our common stock, pursuant to the Amended Share Exchange Agreement. In the event the Second Tranche Stock is issued to Rochon Capital, Mr. Rochon’s beneficial ownership percentage would increase to 66.3%. See the section entitled “Certain Relationships and Related Party Transactions.”

(2)	Includes 1,250,000 shares held directly by John Rochon, Jr. and 1,237,500 shares of common stock held by The William John Philip Rochon 2010 Dynasty Trust, of which John Rochon, Jr. is the sole trustee. Includes 3,200,000 shares of common stock issued to Richmont Capital Partners V LP (“RCP V”), which has Richmont Street, LLC as its Managing General Partner, an entity controlled by John Rochon, Jr.

(3)	Does not include 1,625,000 shares of common stock that were issued to a trust of which Ms. Longaberger is the trustee upon conversion of a convertible subordinated unsecured note in the principal amount of $6,500,000 bearing interest at the rate of 4% per annum issued to that trust. The note converted into 1,625,000 shares of common stock at a conversion price of $4.00 per share. These shares are subject to a voting agreement entered into between the trust and Mr. Rochon that grants Mr. Rochon the right to vote the shares for a period of five years commencing March 18, 2013. The agreement also provides that the trust also agreed not to transfer, pledge, hypothecate, encumber or assign or otherwise dispose of the shares during the term of the agreement.

(4)	Includes 5,316 shares of common stock that were issued to Kay Bailey Hutchinson for director compensation.

(5)	Includes 2,632 shares of restricted common stock issued to Mr. Ivaldi for director compensation, for which restrictions lapse on July 8, 2015.

(6)	Includes 2,632 shares of restricted common stock issued to Mr. Damary for director compensation, for which restrictions lapse on July 5, 2015.

(7)	Includes 2,605 shares of restricted common stock issued to Mr. Bickel for director compensation, for which restrictions lapse on September 16, 2015.

(8)	Includes 12,640,369 shares of common stock issued directly to Rochon Capital. The limited partnership interests of Rochon Capital are owned 79% by Mr. Rochon, 20% by his wife and 1% by the general partner, JRMI. JRMI has control over the voting and disposition of the shares held by Rochon Capital and as the owner of all of the equity of the JRMI. Mr. Rochon has control over the decision making of JRMI. Inasmuch as Mr. Rochon, Rochon Capital and JRMI may be deemed a group due to certain actions taken by them in connection with the Share Exchange Agreement the beneficial ownership number for Rochon Capital also includes an additional 37,500 shares issued directly to JRMI. Includes an additional 1,625,000 shares of common stock issued to a trust of which Ms. Longaberger is the trustee, which shares are subject to a voting agreement entered into between the trust and Rochon Capital. Excludes an additional 25,240,676 shares of common stock which may be issued in the future upon the occurrence of certain stock acquisitions by third parties or the announcement of certain tender or exchange offers of our common stock pursuant to the Amended Share Exchange Agreement. In the event the Second Tranche Stock is issued to Rochon Capital, Rochon Capital’s beneficial ownership percentage would increase to 66.3%. See the section entitled “Certain Relationships and Related Party Transactions.”

(9)	Includes 37,500 shares of common stock issued directly to JRMI and 12,640,369 shares issued to Rochon Capital. The limited partnership interests of Rochon Capital are owned 79% by Mr. Rochon, 20% by his wife and 1% by the general partner, JRMI. JRMI has control over the voting and disposition of the shares held by Rochon Capital and as the owner of all of the equity of JRMI, Mr. Rochon has control over the decision-making of JRMI. Include an additional 1,625,000 shares of common stock issued to a trust of which Ms. Longaberger is the trustee, which shares are subject to a voting agreement entered into between the trust and Rochon Capital. Excludes an additional 25,240,676 shares of common stock which may be issued in the future upon the occurrence of certain stock acquisitions by third parties or the announcement of certain tender or exchange offers of our common stock pursuant to the Amended Share Exchange Agreement, which became effective on December 1, 2014. In the event the Second Tranche Stock is issued to Rochon Capital, JRMI’s beneficial ownership percentage would increase to 66.3%. See the section entitled “Certain Relationships and Related Party Transactions.”

(10)	Includes 3,200,000 shares of common stock issued to RCP V upon conversion of the RCP V Note on November 26, 2014. Richmont Street is the sole general partner of RCP V and John Rochon Jr. has decision making power with respect to Richmont Street.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected BDO USA, LLP, an independent registered accounting firm, to audit the books and financial records of the Company for the year ending December 31, 2015.

Ratification of the selection of BDO USA, LLP by our stockholders is not required by law. As a matter of policy, however, the selection is being submitted to our stockholders for ratification at the Annual Meeting. The Company is asking its stockholders to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal 2015.

A representative of BDO USA, LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

Upon approval of the audit committee, on May 11, 2015, we dismissed PMB Helin Donovan LLP (“PMBHD”) as our independent registered public accounting firm. On May 11, 2015, we retained BDO USA, LLP as our new independent registered public accounting firm responsible for auditing our financial statements.

PMBHD’s reports on our financial statements as of and for the two years ended December 31, 2014 and 2013, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2014 and 2013, and in the subsequent interim period through May 11, 2015: (i) there were no disagreements with PMBHD on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PMBHD, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such years, and (ii) there were no events otherwise reportable under Item 304(a)(1)(v) of Regulation S-K other than a material weakness described in this paragraph. PMBHD’s report on the effectiveness of our internal control over financial reporting as of December 31, 2014, which was included in our Annual Report on Form 10-K/A for the year ended December 31, 2014 contained an adverse opinion thereon. We concluded that the following material weaknesses in internal control over financial reporting existed: lack of staff in our finance and accounting department to perform the increased tasks being handled at headquarters, lack of an optimal segregation of duties and lack of optimal levels of oversight. This need for additional personnel existed during the audit. In addition, the accounting system at one of our largest subsidiaries was outdated which impacted our responsiveness.

We requested that PMBHD furnish us with a letter addressed to the SEC stating whether it agrees with the statements we made above. We filed a copy of such letter in which PMBHD stated such agreement, as an exhibit to a Current Report on Form 8-K filed with the SEC on May 12, 2015.

During our two most recent years ended December 31, 2014 and 2013 and in the subsequent interim period through May 11, 2015, we did not consult with BDO USA, LLP regarding the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or with any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Vote Required

The ratification of the appointment of our registered public accounting firm will be approved if the votes cast in favor of the action exceed the votes cast opposing the action at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION
OF THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING ON DECEMBER 31, 2015.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2014 with our management our independent registered public accounting firm, PMBHD. Further, the Audit Committee has discussed with PMBHD the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees, as amended and as adopted by the Public Company Accounting oversight Board in Rule 3200T, other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations, relating to the firm’s judgment about the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also has received the written disclosures and the letter from PMBHD required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which relate to PMBHD’s independence from our company, and has discussed with PMBHD its independence from our company. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm was independent from us and our management. The Audit Committee also considered whether, and determined that, the independent registered public accounting firm’s provision of other non-audit services to us was compatible with maintaining PMBHD’s independence. The Committee also reviewed management’s report on its assessment of the effectiveness of our internal control over financial reporting. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal and disclosure control structure. The members of the Audit Committee are not our employees and are not performing the functions of auditors or accountants. Accordingly, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not constitute assurance that the audit of our consolidated financial statements has been carried out in accordance with generally accepted accounting principles or that our auditors are in fact independent.

Based on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, our audited consolidated financial statements for the year ended December 31, 2014 and management’s assessment of the effectiveness of our internal control over financial reporting be included in our Annual Report on Form 10-K/A for the year ended December 31, 2014, for filing with the SEC.

The Audit Committee has recommended, and our Board of Directors has approved, subject to stockholder ratification, the selection of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Submitted by the Audit Committee of our Board of Directors.

Members of the Audit Committee:

Michael Bishop (Chairman)
Bernard Ivaldi
William Randall

Fees Paid to the Independent Registered Public Accounting Firm

PMBHD served as our independent registered public accounting firm for the fiscal years ended December 31, 2014 and 2013. The following table summarizes the aggregate fees for services provided by PMBHD during fiscal years 2014 and 2013:

Fees billed by PMBHD to us for services during the fiscal years ended December 31, 2014 and 2013 were:

	Year Ended December 31, 2014	Year Ended December 31, 2013
Audit fees	428,196	$319,145
Audit-related fees	—	900
Tax fees	51,480	2,335
All other fees	122,782	89,980
	572,458	$412,360

“Audit Fees” are fees billed by PMBHD for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K/A and review of financial statements included in our Quarterly Reports on Forms 10-Q, or for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.

“Audit-Related Fees” are fees billed by PMBHD for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements.

“Tax Fees” are fees primarily for tax compliance in connection with filing US and state income tax returns.

“All Other Fees” consisted of fees billed for due diligence reports for various acquisition candidates and periodic reviews of our Registration Statements filed on Form S-1 and Form S-3.

Audit Committee Pre-Approval Policy

The Audit Committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the Audit Committee subject to certain restrictions. The policy sets out the specific services pre-approved by the Audit Committee and the applicable limitations, while ensuring the independence of the independent auditors to audit our financial statements is not impaired. The pre-approval policy does not include a delegation to management of the Audit Committee’s responsibilities under the Exchange Act.

PROPOSAL 3

APPROVAL OF THE CVSL INC. 2015 STOCK INCENTIVE PLAN

In May 2015, our Compensation Committee recommended and our Board of Directors adopted, subject to stockholder approval at the 2015 Annual Meeting, the 2015 Stock Incentive Plan. In accordance with the listing standards of the NYSE MKT, our board of directors is asking our stockholders to approve the 2015 Stock Incentive Plan.

The principal provisions of the 2015 Stock Incentive Plan are summarized below, a copy of which is attached hereto as Appendix A. The following discussion is qualified in its entirety by reference to the 2015 Stock Incentive Plan.

Purpose of the 2015 Stock Incentive Plan

The Board of Directors believes that the 2015 Stock Incentive Plan is necessary for us to attract, retain and motivate our employees, directors and consultants through the grant of stock options, stock appreciation rights, restricted stock and restricted stock units. We believe the 2015 Stock Incentive Plan is best designed to provide the proper incentives for our employees, directors and consultants, ensures our ability to make performance-based awards, and meets the requirements of applicable law. There are currently fifty (50) individuals that would be eligible to participate in the 2015 Stock Incentive Plan, of which twelve (12) are directors or executive officers and thirty eight (38) are employees.

Administration

The 2015 Stock Incentive Plan generally will be administered by our Compensation Committee which has been appointed by the Board of Directors to administer the 2015 Stock Incentive Plan. The Compensation Committee will have full authority to establish rules and regulations for the proper administration of the 2015 Stock Incentive Plan, to select the employees, directors and consultants to whom awards are granted, and to set the date of grant, the type of award and the other terms and conditions of the awards, consistent with the terms of the 2015 Stock Incentive Plan.

Limitation on Awards and Shares Available

We are seeking the approval of our stockholders to allow us to grant up to 1,500,000 shares of our common stock that may be delivered pursuant to awards granted during the life of the 2015 Stock Incentive Plan.

Eligibility

Persons eligible to participate in the 2015 Stock Incentive Plan include all of our employees, directors and consultants.

Awards

The 2015 Stock Incentive Plan provides for the grant of: (i) incentive stock options; (ii) nonqualified stock options; (iii) stock appreciation rights; (iv) restricted stock; and (v) other stock-based and cash-based awards to eligible individuals. The terms of the awards will be set forth in an award agreement, consistent with the terms of the 2015 Stock Incentive Plan. No stock option will be exercisable later than ten years after the date it is granted.

The Compensation Committee is authorized to grant awards under the 2015 Incentive Plan intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Stock Options.  The Compensation Committee may grant incentive stock options as defined in Section 422 of the Code and nonqualified stock options. Options shall be exercisable for such prices, shall expire at such times, and shall have such other terms and conditions as the Compensation Committee may determine at the time of grant and as set forth in the award agreement; however, the exercise price must be at least equal to 100% of the fair market value at the date of grant. The option price is payable in cash or other consideration acceptable to us.

Stock Appreciation Rights.  The Compensation Committee may grant stock appreciation rights with such terms and conditions as the Compensation Committee may determine at the time of grant and as set forth in the award agreement. The grant price of a stock appreciation right shall be determined by the Compensation Committee and shall be specified in the award agreement; however, the grant price must be at least equal to 100% of the fair market value of a share on the date of grant. Stock appreciation rights may be exercised upon such terms and conditions as are imposed by the Compensation Committee and as set forth in the stock appreciation right award agreement.

Restricted Stock.  Restricted stock may be granted in such amounts and subject to the terms and conditions as determined by the Compensation Committee at the time of grant and as set forth in the award agreement. The Compensation Committee may impose performance goals for restricted stock. The Compensation Committee may authorize the payment of dividends on the restricted stock during the restricted period.

Other Awards.  The Compensation Committee may grant other types of equity-based or equity-related awards not otherwise described by the terms of the Plan, in such amounts and subject to such terms and conditions, as the Compensation Committee shall determine. Such awards may be based upon attainment of performance goals established by the Compensation Committee and may involve the transfer of actual shares to participants, or payment in cash or otherwise of amounts based on the value of shares.

Amendment and Termination

Our Board of Directors may amend the 2015 Stock Incentive Plan at any time, subject to stockholder approval to the extent required by applicable law or regulation or the listing standards of the NYSE MKT or any other market or stock exchange on which the common stock is at the time primarily traded. Additionally, stockholder approval will be specifically required to (i) increase the number of shares available for issuance under the 2015 Stock Incentive Plan, or (ii) decrease the exercise price of any outstanding option or stock appreciation right granted under the 2015 Stock Incentive Plan.

Our Board of Directors may terminate the Plan at any time. Unless sooner terminated by the Board, the Plan will terminate on the close of business on May 22, 2025.

Miscellaneous

The 2015 Stock Incentive Plan also contains provisions with respect to payment of exercise prices, vesting and expiration of awards, treatment of awards upon our sale, transferability of awards, and tax withholding requirements. Various other terms, conditions, and limitations apply, as further described in the 2015 Stock Incentive Plan.

Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences, as of the date of this proxy statement, associated with the grant of awards under the Plan. This summary is based on our understanding of present United States federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation. Furthermore, the following discussion does not address state or local tax consequences.

Options

Grant.  There is no federal income tax consequence to the participant solely by reason of the grant of incentive stock options or nonqualified stock options under the Plan.

Exercise.  The exercise of an incentive stock option is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the participant generally must exercise the incentive stock option no later than ninety days following the termination of the participant’s employment with us. However, such exercise may give rise to alternative minimum tax liability (see “Alternative Minimum Tax” below).

Upon the exercise of a nonqualified stock option, the participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the amount paid by the participant as the exercise price. The ordinary income recognized in connection with the exercise by a participant of a nonqualified stock option will be subject to both wage and employment tax withholding.

The participant’s tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a nonqualified stock option, the amount of ordinary income, if any, recognized by the participant upon exercise thereof.

Qualifying Disposition.  If a participant disposes of shares of our common stock acquired upon exercise of an incentive stock option in a taxable transaction, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the participant pursuant to the exercise of the incentive stock option, the participant will realize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the participant’s adjusted basis in such shares (generally the option exercise price).

Disqualifying Disposition.  If the participant disposes of shares of our common stock acquired upon the exercise of an incentive stock option (other than in certain tax free transactions) within two years from the date on which the incentive stock option was granted or within one year after the transfer of shares to the participant pursuant to the exercise of the incentive stock option, at the time of disposition the participant will generally recognize ordinary income equal to the lesser of (i) the excess of each such share’s fair market value on the date of exercise over the exercise price paid by the participant, or (ii) the participant’s actual gain. If the total amount realized on a taxable disposition (including return on capital and capital gain) exceeds the fair market value on the date of exercise of the shares of our common stock purchased by the participant under the option, the participant will recognize a capital gain in the amount of the excess. If the participant incurs a loss on the disposition (the total amount realized is less than the exercise price paid by the participant), the loss will be a capital loss.

Other Disposition.  If a participant disposes of shares of our common stock acquired upon exercise of a nonqualified stock option in a taxable transaction, the participant will recognize capital gain or loss in an amount equal to the difference between the participant’s basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of our common stock acquired upon exercise of incentive stock options as discussed above) will be short-term or long-term depending on whether the shares of our common stock were held for more than one year from the date such shares were transferred to the participant.

Alternative Minimum Tax.  Alternative minimum tax is payable if and to the extent the amount thereof exceeds the amount of the taxpayer’s regular tax liability, and any alternative minimum tax paid generally may be credited against future regular tax liability (but not future alternative minimum tax liability). Alternative minimum tax applies to alternative minimum taxable income. Generally, regular taxable income as adjusted for tax preferences and other items is treated differently under the alternative minimum tax.

For alternative minimum tax purposes, the spread upon exercise of an incentive stock option (but not a nonqualified stock option) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of our common stock at such time for subsequent alternative minimum tax purposes. However, if the participant disposes of the incentive stock option shares in the year of exercise, the alternative minimum tax income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

There are no federal income tax consequences to us by reason of the grant of incentive stock options or nonqualified stock options or the exercise of an incentive stock option (other than disqualifying dispositions). At the time the participant recognizes ordinary income from the exercise of a nonqualified stock option, we will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that we satisfy our reporting obligations described below. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an incentive stock option, and subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we generally will be entitled to a corresponding deduction in the year in which the disposition occurs. We are required to report to the Internal Revenue Service any ordinary income recognized by any participant by reason of the exercise of a nonqualified stock option. We are required to withhold income and employment taxes (and pay the employer’s share of the employment taxes) with respect to ordinary income recognized by the participant upon exercise of nonqualified stock options.

Stock Appreciation Rights

There are no tax consequences to the participant or us by reason of the grant of stock appreciation rights. In general, upon exercise of a stock appreciation rights award, the participant will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the stock appreciation rights’ base price, or the amount payable. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Restricted Stock

Unless a participant makes a Section 83(b) election, as described below, with respect to restricted stock granted under the Plan, a participant receiving such an award will not recognize income and we will not be allowed a deduction at the time such award is granted. While an award remains unvested or otherwise subject to a substantial risk of forfeiture, a participant will recognize compensation income equal to the amount of any dividends received and we will be allowed a deduction in a like amount. When an award vests or otherwise ceases to be subject to a substantial risk of forfeiture, the excess of the fair market value of the award on the date of vesting or the cessation of the substantial risk of forfeiture over the amount paid, if any, by the participant for the award will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by us. Upon disposition of the shares received, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon whether the participant held the shares for more than one year following the vesting or cessation of the substantial risk of forfeiture.

However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant’s ordinary income and commencement of holding period and the deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by us will be equal to the excess of the fair market value of the award as of the date of grant over the amount paid, if any, by the participant for the award. If such election is made and a participant thereafter forfeits his or her award, no refund or deduction will be allowed for the amount previously included in such participant’s income.

Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation and any tax withholding condition, we generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long- or short-term depending on whether the stock was held for more than one year from the date ordinary income is measured.

EQUITY COMPENSATION PLAN INFORMATION

New Plan Benefits Under the 2015 Stock Incentive Plan

At this time, we have not determined any grants that are to be made under the 2015 Stock Incentive Plan if the 2015 Stock Incentive Plan is approved by our stockholders.

Vote Required

The ratification of the 2015 Stock Incentive Plan will be approved if the votes cast in favor of the action exceed the votes cast opposing the action at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL
OF OUR 2015 STOCK INCENTIVE PLAN.

PROPOSAL 4

ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act entitle our stockholders to vote to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC’s rules.

As described in detail in this Proxy Statement, our executive compensation program is designed to (1) align executive officers’ interests with those of our stockholders; (2) attract, motivate and retain executive officers; and (3) reward the achievement of our annual, long-term and strategic goals. The Compensation Committee continually reviews the compensation programs for our executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders' interests and current market practices.

The Board of Directors is asking our stockholders to indicate their support for our Named Executive Officer’s compensation as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the Board of Directors will ask its stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to our Named Executive Officer, as disclosed in our Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on us, the Compensation Committee or our Board of Directors. Our Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer’s compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR

APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DESCRIBED UNDER

THE HEADING “SUMMARY COMPENSATION TABLE,” AND THE RELATED DISCLOSURES

CONTAINED IN THIS PROXY STATEMENT

PROPOSAL 5

ADVISORY VOTE ON A THREE YEAR FREQUENCY FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to the advisory approval of our executive compensation program, we are also holding a non-binding advisory vote by stockholders on the frequency with which stockholders would have an opportunity to hold an advisory vote on our executive compensation program. We have included this proposal among the items to be considered at the Annual Meeting pursuant to the requirements of Section 14A of the Exchange Act. We are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, the Board of Directors recommend that our stockholders select a frequency of three years.

After careful consideration, and upon the recommendation of our Compensation Committee, our Board of Directors is recommending a vote in favor of holding a stockholder advisory vote on executive compensation every three years. In reaching this recommendation, the Board and Compensation Committee have considered the relevant legislative and regulatory requirements, our executive compensation program and policies and practices, and the views expressed by our stockholders.

The Board has determined that, on balance, holding a stockholder advisory vote on executive compensation every three years, with the flexibility to hold such a vote more frequently if appropriate, is the best approach for us at this time for the following reasons:

•	The stockholder advisory vote on executive compensation is an additional, but not exclusive, opportunity for stockholders to communicate with the Board and the Compensation Committee regarding our executive compensation program.

•	A longer vote cycle reinforces a longer-term perspective with respect to our executive compensation program, providing the Compensation Committee with time to evaluate the results of the most recent stockholder advisory vote on executive compensation, as well as to develop and implement changes to our compensation policies and practices that may be appropriate, and then providing both the Compensation Committee and the stockholders with the opportunity to assess the impact of those changes before the next such stockholder advisory vote.

Stockholders may vote on their preferred voting frequency for holding future advisory votes on executive compensation by choosing the option of one year, two years, or three years, or may abstain from voting.  In considering this proposal, stockholders may wish to review the information presented in connection with the advisory vote on executive compensation (Proposal 4) above and in our Compensation Discussion and Analysis in this proxy statement.

The Board of Directors therefore recommends that our stockholders select “Three Years” when voting on the frequency of the advisory vote on executive compensation. Although the advisory vote is non-binding, our Board of Directors will review the results of the vote and take them into account in making a determination concerning the frequency of future advisory votes on executive compensation.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency of the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors or us, the Board of Directors may decide that it is in the best interests of our stockholders and us to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

The Board of Directors and the Compensation Committee recommend a vote FOR the option of every THREE YEARS as the frequency with which stockholders are provided an advisory vote on executive compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements for named executive officers and directors, which are described in the section entitled “Executive Compensation” we describe below each transaction and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•      the amounts involved exceeded or will exceed $120,000; and

•      any of our directors, executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

On August 24, 2012, we entered into a Share Exchange Agreement with HCG and Rochon Capital. Under the Share Exchange Agreement, in exchange for all of the capital stock of HCG, we issued 21,904,302 shares of our restricted common stock to Rochon Capital. The shares of our common stock received by Rochon Capital totaled approximately 90% of our issued and outstanding stock at the time of issuance. Under the Share Exchange Agreement, Rochon Capital also purchased and has the right to be issued an additional 25,240,676 shares of common stock upon its request, the timing of which is governed by an Amended Share Exchange Agreement which was entered into on October 10, 2014 and became effective on December 1, 2014, which limits Rochon Capital’s right or the right of a Permitted Transferree (as defined below) to be issued the 25,240,676 shares of our common stock it is currently entitled to receive under the Share Exchange Agreement, as amended (the “Second Tranche Stock”) solely upon the public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (as defined below), or upon the commencement or announcement of a tender or exchange offer which would result in any person or group becoming an Acquiring Person. In such event, the Second Tranche Stock will be issued to Rochon Capital, or a Permitted Transferee to whom the right has been transferred, within ten (10) days of its written request, which request shall be in its sole discretion. A person or group of affiliated or associated persons becomes an “Acquiring Person,” thus triggering the issuance of the Second Tranche Stock to Rochon Capital, or a Permitted Transferee to whom the right has been transferred, upon acquiring, subsequent to the date of the Amended Share Exchange Agreement, beneficial ownership of 15% or more of the shares of our common stock then outstanding.  The term “Acquiring Person” shall not include (1) any person who acquires 15% or more of our shares of common stock in a transaction approved by John P. Rochon, (2) any affiliates of John P. Rochon or (3) any family members of John P. Rochon.

In addition, Rochon Capital has agreed to irrevocably waive its right to, and has agreed that it will not (i) sell, pledge, convey or otherwise transfer all or any part of the Second Tranche Stock or the right to receive the Second Tranche Stock to any person or entity other than to (x) John P. Rochon or his wife, or both, or John Rochon, Jr. (each a “Permitted Transferee”) or (y) us, as set forth below, and (ii) be entitled to receive any cash dividends or cash distributions of any kind with respect to the Second Tranche Parent Stock, except as specifically provided below. Rochon Capital further agreed that the Second Tranche Stock shall be redeemed by us upon receipt of a cash payment by Rochon Capital from us of One Million Dollars ($1,000,000) if any of the following events occur: (i) our liquidation or dissolution; (ii) our merger with or into another entity where the holders of our common stock prior to the merger do not own a majority of our common stock immediately after the merger (while specifically excluding the Second Tranche Stock from such calculation); (iii) the sale of all or substantially all of our assets; (iv) the death of John P. Rochon, in which case the redemption shall be limited to Second Tranche Stock that has not been transferred by Rochon Capital; (v) a change of control of Rochon Capital such that a majority of the equity of Rochon Capital is not owned by John P. Rochon or immediate family members of John P. Rochon; and (vi) John P. Rochon having been found guilty or having pled guilty or nolo contendere to any act of embezzlement, fraud, larceny or theft on or from us. Rochon Capital has also agreed that the Second Tranche Stock will be automatically redeemed by us for nominal consideration if any of the following events should occur: (i) we commence a voluntary case under Title 11 of the United States Code or the corresponding provisions of any successor laws; (ii) an involuntary case against us is commenced under Title 11 of the United States Code or the corresponding provisions of any successor laws and either (A) the case is not dismissed by midnight at the end of the 90th day after commencement or (B) the court before which the case is pending issues an order for relief or similar order approving the case; or (iii) a court of competent jurisdiction appoints, or we make an assignment of all or substantially all of our assets to, a custodian (as that term is defined in Title 11 of the United States Code or the corresponding provisions of any successor laws) for us or all or substantially all of our assets.

Rochon Capital has agreed to irrevocably authorize and direct our transfer agent to place a permanent stop order on the Second Tranche Stock and to add a corresponding restrictive legend on the certificate or certificates representing the Second Tranche Parent Stock.

We continue to utilize Richmont Holdings for acquisition opportunities and advice and assistance in areas related to identification, analysis, financing, due diligence, negotiations and other strategic planning, accounting, tax and legal matters associated with such potential acquisitions. Richmont Holdings and its affiliates have experience in the above areas and we wish to draw upon such experience. We agreed to pay Richmont Holdings a reimbursement fee (the “Reimbursement Fee”) each month equal to $160,000 and we agreed to reimburse or pay the substantial due diligence, financial analysis, legal, travel and other costs Richmont Holdings incurred in identifying, analyzing, performing due diligence, structuring and negotiating potential transactions, which costs have been expensed under selling, general and administrative expenses. During the years ended December 31, 2014 and December 31, 2013, we recorded $2.0 million and $1.9 million, respectively, in Reimbursement Fees incurred by Richmont Holdings on our behalf. Prior to Rochon Capital’s initial investment in us and during our initial acquisition phases, Richmont Holdings utilized its own funds to develop the acquisition strategy and the contacts of which we are now the beneficiary.   In recognition of our relationship with Richmont Holdings and the substantial investment it made during our formation, we may advance funds to Richmont Holdings from time to time as it pursues acquisitions on our behalf.  As of December 31, 2014, approximately $1.0 million in expenses have been reclassified to a related party receivable which is included as an offset to our related party payables shown on our balance sheet.  We expect that Richmont Holdings will offset this receivable over time by generating management fees and other transaction fees for its services during 2015 and future years and by other expenses incurred by Richmont Holdings which our Board agrees to reimburse.

On June 27, 2014, Tamala L. Longaberger loaned The Longaberger Company (“TLC”) $42,000 and in connection therewith TLC issued a promissory note in the principal amount of $42,000 to her. The note bears interest at the rate of 10% per annum and matures on June 27, 2015. Our failure to attain certain milestones, including specified operational cost-savings, are considered a default under the note as is a default under other loan, security or similar agreements of TLC if the default materially affects any of TLC’s property, or ability to repay the note or perform its obligations under the note or any related document. The note may be prepaid in whole or in part at any time without premium or penalty. The note also provides for a cure period for any nonpayment default that is curable so long as a notice of breach of the same provision has not been given within the preceding 12 months. Upon default, the note holder may accelerate the time of payment of the note.

On July 1, 2014, Tamala L. Longaberger loaned Agel $158,000 and in connection therewith Agel issued a promissory note in the principal amount of $158,000 to her. The note bears interest at the rate of 10% per annum and matures on July 1, 2015 and is guaranteed by CVSL. Our failure to comply with the obligations under the Note, insolvency or bankruptcy proceedings or a default under any other loan, security or similar agreements of Agel if the default materially affects any of Agel’s property or Agel’s ability to repay the note or perform its obligations under this note, is a default under the note. The note may be prepaid in whole or in part at any time without premium or penalty. The note also provides for a cure period for any nonpayment default that is curable so long as a notice of breach of the same provision has not been given within the preceding 12 months. Upon default, the note holder may accelerate the time of payment of the note.

On July 11, 2014, Tamala L. Longaberger loaned Agel $800,000 and in connection therewith Agel issued a promissory note in the principal amount of $800,000 to her. The note bears interest at the rate of 10% per annum and matures July 11, 2015 and is guaranteed by CVSL. Our failure to comply with the obligations under the note, insolvency or bankruptcy proceedings or a default under any other loan, security or similar agreements of Agel if the default materially affects any of Agel’s property or Agel’s ability to repay the note or perform its obligation under the note, is a default under the note. The note may be prepaid in whole or in part at any time without premium or penalty. The note also provides for a cure period for any nonpayment default that is curable so long as a notice of breach of the same provision has not been given within the preceding 12 months. Upon default, the note holder may accelerate the time of payment of the note.

On June 12, 2014, the RCP V Note was amended to extend the mandatory conversion date to within ten days of June 12, 2015 or such earlier date as may be mutually agreed by us and RCP V. On October 10, 2014, RCP V and we mutually agreed to provide for the automatic conversion of the RCP V Note into 3,200,000 shares of our common stock upon the closing of this offering. On November 26, 2014, we issued 3,200,000 shares of our common stock to RCP V, upon conversion of the RCP V Note. Michael Bishop, one of our directors, is a limited partner of RCP V.

On May 23, 2014, we entered into an Equity Contribution Agreement with Rochon Capital pursuant to which Rochon Capital contributed to us for no cash consideration 52,606 shares of our common stock to offset shares we issued. The cancelled shares are not being held as treasury shares.

Mr. Bishop is the controlling shareholder of ActiTech, L.P., which provides production services to certain CVSL subsidiaries. We paid $286,142 to ActiTech, L.P. in 2014.

Ms. Rasmussen was paid $155,769 in 2014 for consulting services to CVSL and certain of its subsidiaries regarding operations and international expansion.

At December 31, 2014, HCG had a related party shareholder payable of $25,241 related to a loan made by HCG’s former shareholder, Rochon Capital, to HCG for working capital. Two of the employees of HCG are siblings of Mr. Rochon, our Chief Executive Officer, Chairman of our Board, and the controlling person of Rochon Capital, our principal shareholder. Each of Paula Mackarey and John P. Rochon is a guarantor to HCG’s line of credit with Pennstar Bank.

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Objective of Our Compensation Program

We seek to attract and retain executive talent by offering competitive compensation. The objective of our compensation program is to provide a compensation package that attracts and retains superior executive talent and rewards performance. Our executive compensation program is based upon the philosophy that (i) compensation should align with stockholders’ interests; (ii) compensation should be competitive; and (iii) compensation should motivate and reward achievement of goals.

We believe that certain of our Named Executive Officers, as further discussed below, have interests that are already substantially aligned with those of our stockholders and, therefore, we have not provided additional equity compensation to those Named Executive Officers. In addition, certain of our Named Executive Officers have elected not to receive any cash compensation from us; however, they do receive compensation from Richmont Holdings for services performed for Richmont Holdings. Richmont Holdings received reimbursements from us of $2.0 million and $1.9 million, respectively, during the years ended December 31, 2014 and December 31, 2013 for the due diligence, financial analysis, legal, travel and other costs Richmont Holdings incurred in identifying, analyzing, structuring and negotiating potential transactions. For the sole Named Executive Officer that was a full time employee (Tamala L. Longaberger), we provided a balanced mix of cash and equity-based compensation that aligns both the short and long-term interests of our executives with that of our stockholders.

Named Executive Officers

Mr. Rochon was appointed as our Chief Executive Officer and President immediately after we completed on September 25, 2012 an initial share exchange whereby we acquired 100% of the issued and outstanding capital stock of Happenings Communications Group, a magazine publisher, in exchange for 21,904,302 shares of our common stock representing approximately 90% of our issued and outstanding capital stock at such time. Mr. Rochon currently is not receiving, and has not received, compensation for his service as our Chief Executive Officer. Mr. Rochon has received compensation from Richmont Holdings for services performed for Richmont Holdings.

Tamala L. Longaberger was appointed the Chief Executive Officer of TLC upon our acquisition of a 51.7% controlling interest in TLC in March 2013. Ms. Longaberger was compensated pursuant to the terms of her employment agreement, as further described below. On April 28, 2015, Ms. Longaberger notified the Company that she was resigning as the Chief Executive Officer of TLC, effective thirty (30) days from the date of the notice.

Kelly Kittrell was appointed as our Chief Financial Officer on November 20, 2012. Mr. Kittrell began receiving compensation for his services as Chief Financial Officer in 2013, and has received additional compensation from Richmont Holdings for services performed for Richmont Holdings. Mr. Kittrell resigned as Chief Financial Officer, Treasurer and Director on March 16, 2015. Effective March 16, 2015, John Rochon, Jr., our Vice Chairman and a member of the Board of Directors, replaced Mr. Kittrell as our Chief Financial Officer.

Russell Mack was appointed as our Executive Vice President on November 20, 2012. Mr. Mack began receiving compensation for his services as Executive Vice President in 2013, and has received additional compensation from Richmont Holdings for services performed for Richmont Holdings. In 2013, Mr. Mack also received compensation in the form of a one-time fee that was paid to Mr. Mack in the amount of $40,000 for communications and marketing consulting services he performed for TLC.

Mr. Rochon, Ms. Longaberger, Mr. Kittrell and Mr. Mack are referred to as our “Named Executive Officers.”

Our Named Executive Officers (other than Ms. Longaberger) are also employed by Richmont Holdings and hold positions at various other affiliates of Richmont Holdings. In 2013 and 2014, Mr. Rochon, Mr. Kittrell and Mr. Mack each spent only a portion of their time on our matters, although this amount of time may vary depending on business developments at us or Richmont Holdings or any of our or Richmont Holdings’ affiliates. As a result, these Named Executive Officers dedicated only a portion of their professional efforts to our businesses and operations, and there is no contractual obligation for them to spend a specific amount of their time with us and/or Richmont Holdings. As stated above, Mr. Rochon has not received compensation for his service as our Chief Executive Officer, however, for their services to us, Mr. Kittrell and Mr. Mack received a base salary as compensation commensurate with their position, responsibilities and experience, which was determined by our Board by reviewing market salaries for comparable positions at other companies in the direct selling industry while taking into account the size of our Company and the amount of time that each spent working on our matters.

Longaberger Employment Agreement

On March 18, 2013, we entered into an employment agreement with Ms. Longaberger (the “Longaberger Employment Agreement”), pursuant to which Ms. Longaberger continued to serve as Chief Executive Officer of TLC, our majority-owned subsidiary. The Longaberger Employment Agreement contains a ten-year term and provides Ms. Longaberger with eight weeks of paid vacation each year, which, if not taken, would not carry over to subsequent years. Upon termination of her employment for any reason, any unused vacation days would be forfeited. Ms. Longaberger is entitled to a vehicle allowance and reimbursement for her business expenses in accordance with TLC’s standard policies. Ms. Longaberger’s initial annual base salary was $850,000, subject to adjustment by our Board. In addition, pursuant to the terms of the employment agreement, Ms. Longaberger was entitled to an incentive bonus based on, among other things, TLC’s operating results for and Ms. Longaberger’s performance during each fiscal year. The incentive bonus is a percentage of Ms. Longaberger’s base salary, and her target bonus is 50% of her base salary, subject to adjustment by our Board.

We may, upon written notice to Ms. Longaberger, immediately terminate the Longaberger Employment Agreement at any time for Good Cause (as defined below), in which case Ms. Longaberger will be entitled to receive earned and unpaid base salary, unreimbursed business expenses, and certain other specified benefits due through the date of such termination, and no other benefits.

The Longaberger Employment Agreement defines “Good Cause” as: (1) any conviction of a felony, including any plea of guilty or no contest; (2) an act of fraud, embezzlement, theft, dishonesty, disloyalty, or moral turpitude relating to TLC; (3) a failure to comply with TLC’s “Code of Ethics and Business Conduct” policy; (4) failure to follow a direct, reasonable, and lawful order from TLC’s Board of Directors within the reasonable scope of Ms. Longaberger’s position, subject to a 30-day cure period; (5) material breach of any written policy or procedure of TLC; or (6) the failure to perform substantially any material duties, subject to a 30-day cure period.

We may, upon 15 days’ written notice, terminate the Longaberger Employment Agreement without Good Cause, and Ms. Longaberger may, upon 30 days’ written notice, terminate the Longaberger Employment Agreement for Good Reason (as defined below).  In either such event, subject to her execution of a release of claims, Ms. Longaberger will be entitled to receive: (1) earned and unpaid base salary, unreimbursed business expenses, and certain other specified benefits due through the date of such termination; (2) one and one-half times the aggregate of Ms. Longaberger’s base salary plus an incentive bonus at the target rate in effect as of the date of such termination, payable in 39 equal monthly installments; (3) any incentive bonus for the fiscal year in which such termination occurs pro-rated through the date of such termination, provided, however, Ms. Longaberger will not receive any portion of an incentive bonus unless our Board determines that Ms. Longaberger would have been entitled to receive such incentive bonus for the fiscal year in which such termination occurred; (4) continuation of the medical and dental benefits for a period of 18 months from the date of such termination, with TLC paying such portions of the applicable premiums as it would have paid had Ms. Longaberger continued to be a full-time active employee of TLC for such period; and (5) payment of outplacement services for 12 months, subject to a $15,000 cap.

“Good Reason” exists under the Longaberger Employment Agreement if, without Ms. Longaberger’s written consent, we: (1) reduce or decrease Ms. Longaberger’s base salary or incentive bonus opportunity level, unless such reduction or decrease is in connection with an across-the-board reduction or decrease in the base salaries or incentive bonus opportunity levels of all TLC’s other senior level executives; (2) reduce, decrease or diminish the nature, status, or duties and responsibilities of Ms. Longaberger from those in effect on the Effective Date, and such reduction, decrease, or diminution is not reasonably related to or the result of an adverse change in Ms. Longaberger’s performance of assigned duties and responsibilities; (3) hire an executive senior to Ms. Longaberger; or (4) require Ms. Longaberger to perform regularly her duties and responsibilities at, or relocate Ms. Longaberger’s principal place of employment to, a location more than 50 miles from Newark, Ohio.  Ms. Longaberger must notify TLC of the existence of an event or condition constituting Good Reason within 90 days of the initial existence of the event or condition, subject to a 30-day cure period.

Ms. Longaberger may, upon 15 days’ written notice to us, terminate the Longaberger Employment Agreement without Good Reason.  At our request, Ms. Longaberger will continue to work exclusively for TLC during such 15 day period.  Upon termination, Ms. Longaberger will be entitled to receive earned and unpaid base salary, unreimbursed business expenses, and certain other specified benefits due through the date of such termination.

Upon a termination event, we will pay monies owed to Ms. Longaberger (or as applicable, her designated beneficiary or personal representative or estate) for earned and unpaid base salary, unreimbursed business expenses, and certain other specified accrued benefits, in a lump sum on our next regular payday after the date of termination, subject to required withholdings.  Our payment of the other termination amounts is conditioned on Ms. Longaberger’s execution of a release of claims.

Ms. Longaberger’s compensation and benefits under the Longaberger Employment Agreement cease, as applicable, upon the later of (1) the termination date of the then-applicable term of the Longaberger Employment Agreement, (2) the expiration date of coverage under the terms of the applicable plan document, or (3) the expiration date of coverage for such benefits by TLC upon certain events described in the Longaberger Employment Agreement, such as death or disability.

 Under the Longaberger Employment Agreement, for the longer of three years following termination or five years from March 15, 2013, Ms. Longaberger may not be employed by, consult for, or otherwise act on behalf of any business that competes with TLC.  In addition, for two years following her employment with TLC, Ms. Longaberger may not solicit any employees to cease employment with TLC or any subsidiary or successor.

If Ms. Longaberger breaches the restrictive covenants in the Longaberger Employment Agreement, (1) her restricted stock awards are forfeited, (2) TLC has no obligation to make any further payments to Ms. Longaberger of any nature, and (3) TLC will be entitled to receive the return of any payments that were made to her in the previous 12 months, as well as the value of any restricted stock awards that may have vested during the past 12 months from the date of her termination to the date on which a court or arbitration panel held or found the non-compete to have been violated, as set forth in the Longaberger Employment Agreement.

Compensation Program Design and Components

We use a simple and straightforward approach in compensating our full time Named Executive Officers in which base salary and potentially a cash incentive bonus are the principal components. In addition, executives generally participate in the same benefit programs as our other employees. We also intend to provide equity compensation to our executive officers upon approval of our 2015 Stock Incentive Plan.

In setting the base salary, the Board and Compensation Committee consider the scope and accountability associated with each Named Executive Officer’s position and such factors as performance and experience of each Named Executive Officer. We also consider the amount of time spent performing services for our company. We design base pay to provide the essential reward for an employee’s work, and are required to be competitive in attracting talent. Our Chief Executive Officer, John P. Rochon, makes recommendations to the Compensation Committee regarding the compensation of our other Named Executive Officers. John P. Rochon participates in a non-voting capacity in discussions or processes concerning the compensation of our Chief Financial Officer and other members of management.

We have also awarded bonuses as a motivational tool for individual performance. Although to date, the Compensation Committee has not established any fixed formula for determining bonuses, it does link them to certain objectives that are important to us, including financial performance of our company as a whole and in the case of Ms. Longaberger, the operating results of TLC. Ms. Longaberger had a target bonus of up to 50% of her base salary, subject to adjustment by our Board. In the past, we have awarded bonuses for achievement of milestones or for those executives that have performed extraordinary services. During 2014 and 2013, Mr. Mack received a cash bonus of $50,000 and $40,000 for his extraordinary efforts. The bonuses are to be awarded based on whether, in the discretion of the Compensation Committee and the Board of Directors, the Named Executive Officer met certain objectives established on an annual basis by the Compensation Committee or the Board of Directors.

Upon the approval of the 2015 Stock Incentive Plan, we plan on promoting our interests and those of our stockholders by providing our directors, officers, employees and consultants, with appropriate incentives and rewards to encourage them to enter into and continue in our employ or service, to acquire a proprietary interest in our long-term success and to reward the performance of individuals in fulfilling long-term corporate objectives. We currently do not have any contractual obligations with respect to awards under our 2015 Stock Incentive Plan. See “Proposal 3 Approval of the CVSL Inc. 2015 Stock Incentive Plan.”

Compensation Risk Management

We have considered the risk associated with our compensation policies and practices for all employees, and we believe we have designed our compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on us.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for 2014. Based on the review and the discussions, the Compensation Committee recommended to the Board of Directors (and the Board of Directors approved), that the Compensation Discussion and Analysis be included in our Proxy Statement for our 2015 Annual Meeting of Stockholders.

This report is submitted by the Compensation Committee.

William Randall (Chairman)
Michal Bishop

John Bickel

EXECUTIVE COMPENSATION

Executive Officers

Summary Compensation Table

The following Summary Compensation Table sets forth information concerning the compensation paid to or earned by:

(1) our principal executive officer;

(2) each of our two most highly compensated executive officers who were serving as executive officers at the end of the fiscal year ended December 31, 2014 and 2013; and

(3) up to two additional individuals for whom disclosure would have been provided under (2) but for the fact that the individual was not serving as our executive officer at the end of the fiscal year ended December 31, 2014, whom we will collectively refer to as the “Named Executive Officers” of our company, except that no disclosure is provided for any Named Executive Officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Incentive Plan Compensation ($)	Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John P. Rochon(1)	2014	$—	$—	$—	$—	$—	$—	$—	$—
Chief Executive Officer, President and Chairman of our Board of Directors	2013	$—	$—	$—	$—	$—	$—	$—	$—
Tamala L. Longaberger	2014	$548,970	$—	$—	$—	$—	$—	$—	$548,970
Former Chief Executive Officer of The Longaberger Company and Director (2)	2013	$670,685	$—	$—	$—	$—	$—	$—	$670,685
Kelly L. Kittrell(3)	2014	$200,000	$—	$—	$—	$—	$—	$—	$200,000
Former Chief Financial Officer, Treasurer and Director	2013	$95,542	$—	$—	$—	$—	$—	$—	$95,542
Russell Mack(4)	2014	$150,138	$—	$—	$—	$—	$—	$50,000	$200,138
Executive Vice President and Director	2013	$97,919						$40,000	$137,919

(1)	Mr. Rochon was appointed as our Chief Executive Officer and President immediately after we completed on September 25, 2012 an initial share exchange whereby we acquired 100% of the issued and outstanding capital stock of Happenings Communications Group, a magazine publisher, in exchange for 21,904,302 shares of our common stock representing approximately 90% of our issued and outstanding capital stock at such time. Mr. Rochon currently is not receiving, and has not received, compensation for service as our Chief Executive Officer. Mr. Rochon has received compensation from Richmont Holdings for services performed for Richmont Holdings.

(2)	On April 28, 2015, Ms. Longaberger notified the Company that she was resigning as the Chief Executive Officer of TLC, effective thirty (30) days from the date of the notice.

(3)

Mr. Kittrell was appointed as our Chief Financial Officer on November 20, 2012. Mr. Kittrell began receiving compensation for his services as Chief Financial Officer in 2013, and has received additional compensation from Richmont Holdings for services performed for Richmont Holdings. Mr. Kittrell resigned as Chief Financial Officer, Treasurer and Director on March 16, 2015.

(4)

Mr. Mack was appointed as our Vice President on November 20, 2012. Mr. Mack began receiving compensation for his services as Vice President in 2013, and has received additional compensation from Richmont Holdings for services performed for Richmont Holdings. Included in other compensation is a one-time fee that was paid to Mr. Mack in the amount of $40,000 for communications and marketing consulting services he performed for TLC.

Options Grants During the Last Fiscal Year/Stock Option Plans

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs, have been made to any executive officer or director during the fiscal years ended December 31, 2014 and 2013 or, as of the date of this Annual Report, during the current fiscal year.

Aggregated Options Exercises in Last Fiscal Year

No stock options were exercised by any of our officers or directors during the fiscal year ended December 31, 2014 and 2013 or, as of the date of this Annual Report, during the current fiscal year.

Pension Benefits

We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Long-Term Incentive Plans and Awards

None of our named executive officers are a participant in any long-term incentive plans.

NO DISSENTERS’ RIGHTS

The corporate action described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, other matters may properly come before the Annual Meeting or any adjournment or postponement thereof. If any other matter is properly brought before the Annual Meeting for action by the stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K/A

Our 2014 Annual Report to our stockholders is being mailed to all stockholders concurrently with this Proxy Statement. Copies of our Form 10-K/A as filed with the SEC and any amendments thereto may be obtained without charge by writing to CVSL Inc., 2400 North Dallas Parkway, Suite 230, Plano, Texas 75093, Attention: Corporate Secretary. A complimentary copy may also be obtained at the internet website maintained by the SEC at www.sec.gov, and by visiting our internet website at www.cvsl.us.com.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this proxy statement. In that event, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: CVSL Inc., Attention: Corporate Secretary, CVSL Inc., 2400 North Dallas Parkway, Suite 230, Plano, Texas 75093 or by calling us at (972) 398-7120. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

Proposals of stockholders intended to be presented pursuant to Rule 14a-8 under the Exchange Act at the 2016 Annual Meeting must be received by us at our principal executive offices addressed to our Corporate Secretary no later than January 23, 2016 in order to be considered timely for inclusion in the 2016 Proxy Statement.

All proposals should be addressed to the Corporate Secretary, CVSL Inc., 2400 North Dallas Parkway, Suite 230 Plano, Texas 75093.

By order of the Board of Directors,

John P. Rochon
Chairman, Chief Executive Officer and President

Plano, Texas

May 22, 2015

APPENDIX A

CVSL INC.

2015 STOCK INCENTIVE PLAN

1.	Establishment and Purpose.

The purpose of the CVSL Inc. 2015 Stock Incentive Plan (the “Plan”) is to promote the interests of the Company and the stockholders of the Company by providing directors, officers, employees and consultants of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling long-term corporate objectives.

2.	Administration of the Plan.

The Plan shall be administered by a Committee appointed by the Board of Directors. The Committee shall have the authority, in its sole discretion, subject to and not inconsistent with the express terms and provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted (including whether an Option granted is an Incentive Stock Option or a Nonqualified Stock Option); to determine the number of shares of stock to which an Award may relate and the terms, conditions, restrictions and performance criteria, if any, relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged or surrendered; to make adjustments in the performance goals that may be required for any award in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may, in its absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option, and (b) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock, or other Award or otherwise adjust any of the terms applicable to any such Award. Notwithstanding the foregoing, and subject to Sections 4(c) and 4(d), neither the Board of Directors, the Committee nor their respective delegates shall have the authority to re-price (or cancel and/or re-grant) any Option, Stock Appreciation Right or, if applicable, other Award at a lower exercise, base or purchase price without first obtaining the approval of our stockholders.

Subject to Section 162(m) of the Code and except as required by Rule 16b-3 with respect to grants of Awards to individuals who are subject to Section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to an employee, employees or committee of employees.

Subject to Section 162(m) of the Code and Section 16 of the Exchange Act, to the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purpose of the Plan, the Committee may, without amending this Plan, establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in the Plan, and grant Awards to such Participants in accordance with those rules.

All decisions, determinations and interpretations of the Committee or the Board of Directors shall be final and binding on all persons with any interest in an Award, including the Company and the Participant (or any person claiming any rights under the Plan from or through any Participant). No member of the Committee or the Board of Directors shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award.

3.	Definitions.

(a)	“Agreement” shall mean the written agreement between the Company and a Participant evidencing an Award.

(b)	“Annual Incentive Award” shall mean an Award described in Section 6(g) hereof that is based upon a period of one year or less.

(c)	“Award” shall mean any Option, Restricted Stock, Stock Bonus award, Stock Appreciation Right, Performance Award, Other Stock-Based Award or Other Cash-Based Award granted pursuant to the terms of the Plan.

(d)	“Board of Directors” shall mean the Board of Directors of the Company.

(e)	“Cause” shall mean a termination of a Participant’s employment by the Company or any of its Subsidiaries due to (i) the continued failure, after written notice, by such Participant substantially to perform his or her duties with the Company or any of its Subsidiaries (other than any such failure resulting from incapacity due to reasonably documented physical illness or injury or mental illness), (ii) the engagement by such Participant in serious misconduct that causes, or in the good faith judgment of the Board of Directors may cause, harm (financial or otherwise) to the Company or any of its Subsidiaries including, without limitation, the disclosure of material secret or confidential information of the Company or any of its Subsidiaries, or (iii) the material breach by the Participant of any agreement between such Participant, on the one hand, and the Company, on the other hand. Notwithstanding the above, with respect to any Participant who is a party to an employment agreement with the Company, Cause shall have the meaning set forth in such employment agreement.

(f)	A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)          any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 30% or more of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii)          the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)          there is consummated a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)          the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(g)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder. References in the Plan to specific sections of the Code shall be deemed to include any successor provisions thereto.

(h)	“Committee” shall mean, at the discretion of the Board of Directors, a Committee of the Board of Directors, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board of Directors, is an “outside director” within the meaning of Section 162(m) of the Code and a “nonemployee director” within the meaning of Rule 16b-3.

(i)	“Company” shall mean CVSL Inc., a Florida corporation, and, where appropriate, each of its Subsidiaries.

(j)	“Company Stock” shall mean the common stock of the Company, par value $0.0001 per share.

(k)	“Disability” shall mean permanent disability as determined pursuant to the Company’s long-term disability plan or policy, in effect at the time of such disability.

(l)	“Effective Date” shall mean the date as of which this Plan is adopted by the Board of Directors.

(m)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(n)	The “Fair Market Value” of a share of Company Stock, as of a date of determination, shall mean (1) the closing sales price per share of Company Stock on the national securities exchange on which such stock is principally traded on the date of the grant of such Award, or (2) if the shares of Company Stock are not listed or admitted to trading on any such exchange, the closing price as reported by the NYSE MKT for the last preceding date on which there was a sale of such stock on such exchange, or (3) if the shares of Company Stock are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith upon the advice of a qualified valuation expert. In no event shall the fair market value of any share of Company Stock, the Option exercise price of any Option, the appreciation base per share of Company Stock under any Stock Appreciation Right, or the amount payable per share of Company Stock under any other Award, be less than the par value per share of Company Stock.

(o)	“Full Value Award” means any Award, other than an Option or a Stock Appreciation Right, which Award is settled in Stock.

(p)	“Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

(q)	“Long Term Incentive Award” shall mean an Award described in Section 6(g) hereof that is based upon a period in excess of one year.

(r)	“Nonemployee Director” shall mean a member of the Board of Directors who is not an employee of the Company.

(s)	“Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(t)	“Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 6(b).

(u)	“Other Cash-Based Award” shall mean a right or other interest granted to a Participant pursuant to Section 6(g) hereof other than an Other Stock-Based Award.

(v)	“Other Stock-Based Award” shall mean a right or other interest granted to a Participant, valued in whole or in part by reference to, or otherwise based on, or related to, Company Stock pursuant to Section 6(g) hereof, including but not limited to (i) unrestricted Company Stock awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan, and (ii) a right granted to a Participant to acquire Company Stock from the Company containing terms and conditions prescribed by the Committee.

(w)	“Participant” shall mean an employee, consultant or director of the Company to whom an Award is granted pursuant to the Plan, and, upon the death of the employee, consultant or director, his or her successors, heirs, executors and administrators, as the case may be.

(x)	“Performance Award” shall mean an Award granted to a Participant pursuant to Section 6(f) hereof.

(y)	“Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, except that such term shall not include (1) the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(z)	“Restricted Stock” shall mean a share of Company Stock which is granted pursuant to the terms of Section 6(e) hereof.

(aa)	“Retirement” shall mean, in the case of employees, the termination of employment with the Company (other than for Cause) during or after the calendar year in which a Participant has or will reach (i) age 55 with ten years of service with the Company, or (ii) age 60 with five years of service with the Company. “Retirement” shall mean, in the case of directors, the termination of service with the Company (other than for Cause) during or after the calendar year in which a Participant has or will reach age 75 with five years of service with the Company.

(bb)	“Rule 16b-3” shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(cc)	“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(dd)	“Stock Appreciation Right” shall mean the right, granted to a Participant under Section 6(d), to be paid an amount measured by the appreciation in the Fair Market Value of a share of Company Stock from the date of grant to the date of exercise of the right, with payment to be made in cash and/or a share of Company Stock, as specified in the Award or determined by the Committee.

(ee)	“Stock Bonus” shall mean a bonus payable in shares of Company Stock granted pursuant to Section 6(e) hereof.

(ff)	“Subsidiary” shall mean a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

4.      Stock Subject to the Plan.

(a)          Shares Available for Awards. The maximum number of shares of Company Stock reserved for issuance under the Plan (all of which may be granted as Incentive Stock Options) shall be One Million Five Hundred Thousand (1,500,000) shares. Notwithstanding the foregoing, of the One Million Five Hundred Thousand (1,500,000) shares reserved for issuance under this Plan, no more than Five Hundred Thousand (500,000) of such shares shall be issued as Full Value Awards. Shares reserved under the Plan may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company’s treasury. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

(b)          Individual Limitation. To the extent required by Section 162(m) of the Code, the total number of shares of Company Stock subject to Awards awarded to any one Participant during any tax year of the Company, shall not exceed Five Hundred Thousand (500,0000) shares (subject to adjustment as provided herein).

(c)          Adjustment for Change in Capitalization. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Company Stock, or other property), recapitalization, Company Stock split, reverse Company Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, makes an adjustment appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (1) the number and kind of shares of Company Stock which may thereafter be issued in connection with Awards, (2) the number and kind of shares of Company Stock, securities or other property (including cash) issued or issuable in respect of outstanding Awards, (3) the exercise price, grant price or purchase price relating to any Award, and (4) the maximum number of shares subject to Awards which may be awarded to any employee during any tax year of the Company; provided that, with respect to Incentive Stock Options, any such adjustment shall be made in accordance with Section 424 of the Code; and provided further that, no such adjustment shall cause any Award hereunder which is or could be subject to Section 409A of the Code to fail to comply with the requirements of such section.

(d)           Reuse of Shares. Except as set forth below, if any shares subject to an Award are forfeited, cancelled, exchanged or surrendered, or if an Award terminates or expires without a distribution of shares to the Participant, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Company Stock as to which the Award is exercised and such number of shares shall no longer be available for Awards under the Plan. In addition, notwithstanding the forgoing, the shares of stock surrendered or withheld as payment of either the exercise price of an Option (including shares of stock otherwise underlying an Award of a Stock Appreciation Right that are retained by the Company to account for the appreciation base of such Stock Appreciation Right) and/or withholding taxes in respect of an Award shall no longer be available for Awards under the Plan.

5.          Eligibility.

The persons who shall be eligible to receive Awards pursuant to the Plan shall be the individuals the Committee shall select from time to time, who are employees (including officers of the Company and its Subsidiaries, whether or not they are directors of the Company or its Subsidiaries), Nonemployee Directors, and consultants of the Company and its Subsidiaries; provided, that Incentive Stock Options shall be granted only to employees (including officers and directors who are also employees) of the Company or its Subsidiaries.

6.           Awards Under the Plan.

(a)           Agreement.  The Committee may grant Awards in such amounts and with such terms and conditions as the Committee shall determine in its sole discretion, subject to the terms and provisions of the Plan. Each Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Agreement as the Committee may in its sole discretion deem necessary or desirable and unless the Committee determines otherwise, such Agreement must be signed, acknowledged and returned by the Participant to the Company. Unless the Committee determines otherwise, any failure by the Participant to sign and return the Agreement within such period of time following the granting of the Award as the Committee shall prescribe shall cause such Award to the Participant to be null and void. By accepting an Award or other benefits under the Plan (including participation in the Plan), each Participant, shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, all provisions of the Plan and the Agreement.

(b)           Stock Options.

(i)          Grant of Stock Options. The Committee may grant Options under the Plan to purchase shares of Company Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan. The exercise price of the share purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price be less than the Fair Market Value per share on the grant date of such Option. The date as of which the Committee adopts a resolution granting an Option shall be considered the day on which such Option is granted unless such resolution specifies a later date.

(ii)           Identification. Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option and shall state the number of shares of Company Stock to which the Option (and/or each type of Option) relates.

(c)           Special Requirements for Incentive Stock Options.

(i) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(ii)           No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(d)           Stock Appreciation Rights.

(i)           The Committee may grant a related Stock Appreciation Right in connection with all or any part of an Option granted under the Plan, either at the time such Option is granted or at any time thereafter prior to the exercise, termination or cancellation of such Option, and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, consistent with the terms and provisions of the Plan, provided, however, that in no event shall the appreciation base of the shares of Company Stock subject to the Stock Appreciation Right be less than the Fair Market Value per share on the grant date of such Stock Appreciation Right. The holder of a related Stock Appreciation Right shall, subject to the terms and conditions of the Plan and the applicable Agreement, have the right by exercise thereof to surrender to the Company for cancellation all or a portion of such related Stock Appreciation Right, but only to the extent that the related Option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate Fair Market Value of the shares of Company Stock subject to the related Stock Appreciation Right or portion thereof surrendered (determined as of the exercise date), over (ii) the aggregate appreciation base of the shares of Company Stock subject to the Stock Appreciation Right or portion thereof surrendered. Upon any exercise of a related Stock Appreciation Right or any portion thereof, the number of shares of Company Stock subject to the related Option shall be reduced by the number of shares of Company Stock in respect of which such Stock Appreciation Right shall have been exercised.

(ii)           The Committee may grant unrelated Stock Appreciation Rights in such amount and subject to such terms and conditions, as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan, provided, however, that in no event shall the appreciation base of the shares of Company Stock subject to the Stock Appreciation Right be less than the Fair Market Value per share on the grant date of such Stock Appreciation Right. The holder of an unrelated Stock Appreciation Right shall, subject to the terms and conditions of the Plan and the applicable Agreement, have the right to surrender to the Company for cancellation all or a portion of such Stock Appreciation Right, but only to the extent that such Stock Appreciation Right is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (x) the aggregate Fair Market Value of the shares of Company Stock subject to the Stock Appreciation Right or portion thereof surrendered (determined as of the exercise date), over (y) the aggregate appreciation base of the shares of Company Stock subject to the Stock Appreciation Right or portion thereof surrendered.

(iii)           The grant or exercisability of any Stock Appreciation Right shall be subject to such conditions as the Committee, in its sole discretion, shall determine.

(e)           Restricted Stock and Stock Bonus.

(i)           The Committee may grant Restricted Stock awards, alone or in tandem with other Awards under the Plan, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Agreements. The vesting of a Restricted Stock award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

(ii)           Each Agreement with respect to a Restricted Stock award shall set forth the amount (if any) to be paid by the Participant with respect to such Award and when and under what circumstances such payment is required to be made.

(iii)           The Committee may, upon such terms and conditions as the Committee determines in its sole discretion, provide that a certificate or certificates representing the shares underlying a Restricted Stock award shall be registered in the Participant’s name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such shares become vested or are forfeited. Except as provided in the applicable Agreement, no shares underlying a Restricted Stock award may be assigned, transferred, or otherwise encumbered or disposed of by the Participant until such shares have vested in accordance with the terms of such Award.

(iv)          If and to the extent that the applicable Agreement may so provide, a Participant shall have the right to vote and receive dividends on the shares underlying a Restricted Stock award granted under the Plan. Unless otherwise provided in the applicable Agreement, any stock received as a dividend on or in connection with a stock split of the shares underlying a Restricted Stock award shall be subject to the same restrictions as the shares underlying such Restricted Stock award.

(v)           The Committee may grant Stock Bonus awards, alone or in tandem with other Awards under the Plan, subject to such terms and conditions as the Committee shall determine in its sole discretion and as may be evidenced by the applicable Agreement.

(f)           Performance Awards.

(i)           The Committee may grant Performance Awards, alone or in tandem with other Awards under the Plan, to acquire shares of Company Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan. To the extent necessary to satisfy the short-term deferral exception to Section 409A of the Code, unless the Committee shall determine otherwise, the Performance Awards shall provide that payment shall be made within 2 1/2 months after the end of the year in which the Participant has a legally binding vested right to such award.

(ii)           In the event that the Committee grants a Performance Award or other Award (other than Nonqualified Stock Option or Incentive Stock Option or a Stock Appreciation Right) that is intended to constitute qualified performance-based compensation within the meaning Section 162(m) of the Code, the following rules shall apply (as such rules may be modified by the Committee to conform with Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions thereto): (a) payments under the Performance Award shall be made solely on account of the attainment of one or more objective performance goals established in writing by the Committee not later than 90 days after the commencement of the period of service to which the Performance Award relates (but in no event after 25% of the period of service has elapsed); (b) the performance goal(s) to which the Performance Award relates shall be based on one or more of the following business criteria applied to the Participant and/or a business unit or the Company and/or a Subsidiary: (1) business development progress, (2) sales, (3) sales growth, (4) earnings growth, (5) cash flow or cash position, (6) gross margins, (7) stock price, (8) financings (issuance of debt or equity), (9) market share, (10) total shareholder return, (11) net revenues, (12) earnings per share of Company Stock; (13) net income (before or after taxes), (14) return on assets, (15) return on sales, (16) return on assets, (17) equity or investment, (18) improvement of financial ratings, (19) achievement of balance sheet or income statement objectives, (20) total stockholder return, (21) earnings from continuing operations; levels of expense, cost or liability, (22) earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA” or “EBITDA”), (23) cost reduction goals, (24) business development goals (including without limitation product launches and other business development-related opportunities), (25) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures, (26) meeting specified market penetration or value added goals, (27) any combination of, or a specified increase or decrease of one or more of the foregoing over a specified period, and (28) such other criteria as the stockholders of the Company may approve; in each case as applicable, as determined in accordance with generally accepted accounting principles; and (c) once granted, the Committee may not have discretion to increase the amount payable under such Award, provided, however, that whether or not an Award is intended to constitute qualified performance-based compensation within the meaning of Section 162(m) of the Code, the Committee, to the extent provided by the Committee at the time the Award is granted or as otherwise permitted under Section 162(m) of the Code, shall have the authority to make appropriate adjustments in performance goals under an Award to reflect the impact of extraordinary items not reflected in such goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and (6) such other items as may be prescribed by Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto. The Committee shall, prior to making payment under any award under this Section 6(f), certify in writing that all applicable performance goals have been attained. Notwithstanding anything to the contrary contained in the Plan or in any applicable Agreement, no dividends or dividend equivalents will be paid with respect to unvested Performance Awards.

(g)           Other Stock- or Cash-Based Awards.

(i)           The Committee is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. To the extent necessary to satisfy the short-term deferral exception to Section 409A of the Code, unless the Committee shall determine otherwise, the awards shall provide that payment shall be made within 2½ months after the end of the year in which the Participant has a legally binding vested right to such award. With respect to Other Cash-Based Awards intended to qualify as performance based compensation under Section 162(m) of the Code, (i) the maximum value of the aggregate payment that any Participant may receive with respect to any such Other Cash-Based Award that is an Annual Incentive Award is $3,000,000, (ii) the maximum value of the aggregate payment that any Participant may receive with respect to any such Other Cash-Based Award that is a Long Term Incentive Award is the amount set forth in clause (i) above multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve, and (iii) such additional rules set forth in Section 6(f) applicable to Awards intended to qualify as performance-based compensation under Section 162(m) shall apply. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

(h)           Exercisability of Awards; Cancellation of Awards in Certain Cases.

(i)           Except as hereinafter provided, each Agreement with respect to an Option or Stock Appreciation Right shall set forth the period during which and the conditions subject to which the Option or Stock Appreciation Right evidenced thereby shall be exercisable, and each Agreement with respect to a Restricted Stock award, Stock Bonus award, Performance Award or other Award shall set forth the period after which and the conditions subject to which amounts underlying such Award shall vest or be deliverable, all such periods and conditions to be determined by the Committee in its sole discretion.

(ii)           Except as provided in Section 7(d) hereof, no Option or Stock Appreciation Right may be exercised and no shares of Company Stock underlying any other Award under the Plan may vest or become deliverable more than ten years after the date of grant (the “Stated Expiration Date”).

(iii)           Except as provided in Section 7 hereof, no Option or Stock Appreciation Right may be exercised and no shares of common stock underlying any other Award under the Plan may vest or become deliverable unless the Participant is at such time in the employ (for Participants who are employees) or service (for Participants who are Nonemployee Directors or consultants) of the Company or a Subsidiary (or a company, or a parent or subsidiary company of such company, issuing or assuming the relevant right or award in a Change in Control) and has remained continuously so employed or in service since the relevant date of grant of the Award.

(iv)           An Option or Stock Appreciation Right shall be exercisable by the filing of a written notice of exercise or a notice of exercise in such other manner with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 6(i) hereof.

(v)           Unless the applicable Agreement provides otherwise, the “Option exercise date” and the “Stock Appreciation Right exercise date” shall be the date that the written notice of exercise, together with payment, are received by the Company.

(i)           Payment of Award Price.

(i)           Unless the applicable Agreement provides otherwise or the Committee in its sole discretion otherwise determines, any written notice of exercise of an Option or Stock Appreciation Right must be accompanied by payment of the full Option or Stock Appreciation Right exercise price.

(ii)           Payment of the Option exercise price and of any other payment required by the Agreement to be made pursuant to any other Award shall be made in any combination of the following: (a) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee), (b) with the consent of the Committee in its sole discretion, by personal check (subject to collection) which may in the Committee’s discretion be deemed conditional, (c) unless otherwise provided in the applicable Agreement, and as permitted by the Committee, by delivery of previously-acquired shares of common stock owned by the Participant having a Fair Market Value (determined as of the Option exercise date, in the case of Options, or other relevant payment date as determined by the Committee, in the case of other Awards) equal to the portion of the exercise price being paid thereby; and/or (d) unless otherwise provided in applicable agreement, and as permitted by the Committee, on a net-settlement basis with the Company withholding the amount of common stock sufficient to cover the exercise price and tax withholding obligation. Payment in accordance with clause (a) of this Section 6(i)(ii) may be deemed to be satisfied, if and to the extent that the applicable Agreement so provides or the Committee permits, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Company Stock to be acquired pursuant to the Award to pay for all of the Company Stock to be acquired pursuant to the Award and an authorization to the broker or selling agent to pay that amount to the Company and to effect such sale at the time of exercise or other delivery of shares of Company Stock.

7.           Termination of Employment.

(a)           Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, upon termination of a Participant’s employment or service with the Company and its Subsidiaries by the Company or its Subsidiary for Cause (or in the case of a Nonemployee Director upon such Nonemployee Director’s failure to be renominated as Nonemployee Director of the Company), the portions of outstanding Options and Stock Appreciation Rights granted to such Participant that are exercisable as of the date of such termination of employment or service shall remain exercisable, and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof that is vested as of the date of such termination of employment or service, may be given, for a period of thirty (30) days from and including the date of termination of employment or service (and shall thereafter terminate). All portions of outstanding Options or Stock Appreciation Rights granted to such Participant which are not exercisable as of the date of such termination of employment or service, and any other outstanding Award which is not vested as of the date of such termination of employment or service shall terminate upon the date of such termination of employment or service.

(b)           Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, upon termination of the Participant’s employment or service with the Company and its Subsidiaries for any reason other than as described in subsection (a), (c), (d) or (e) hereof, the portions of outstanding Options and Stock Appreciation Rights granted to such Participant that are exercisable as of the date of such termination of employment or service shall remain exercisable for a period of ninety (90) days (and shall terminate thereafter), and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof vested as of the date of termination of employment or service may be given, for a period of ninety (90) days from and including the date of termination of employment or service (and shall terminate thereafter). All additional portions of outstanding Options or Stock Appreciation Rights granted to such Participant which are not exercisable as of the date of such termination of employment or service, and any other outstanding Award which is not vested as of the date of such termination of employment or service shall terminate upon the date of such termination of employment or service.

(c)           Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, if the Participant voluntarily Retires with the consent of the Company or the Participant’s employment or service terminates due to Disability, all outstanding Options, Stock Appreciation Rights and all other outstanding Awards (except, in the event a Participant voluntarily Retires, with respect to Awards (other than Options and Stock Appreciation Rights) intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code) granted to such Participant shall continue to vest in accordance with the terms of the applicable Agreements. The Participant shall be entitled to exercise each such Option or Stock Appreciation Right and to make any payment, give any notice or to satisfy other condition under each such other Award, in each case, for a period of one year from and including the later of (i) date such entire Award becomes vested or exercisable in accordance with the terms of such Award and (ii) the date of Retirement, and thereafter such Awards or parts thereof shall be canceled. Notwithstanding the foregoing, the Committee may in its sole discretion provide for a longer or shorter period for exercise of an Option or Stock Appreciation Right or may permit a Participant to continue vesting under an Option, Stock Appreciation Right or Restricted Stock award or to make any payment, give any notice or to satisfy other condition under any other Award. The Committee may in its sole discretion, and in accordance with Section 409A of the Code, determine (i) for purposes of the Plan, whether any termination of employment or service is a voluntary Retirement with the Company’s consent or is due to Disability for purposes of the Plan, (ii) whether any leave of absence (including any short-term or long-term Disability or medical leave) constitutes a termination of employment or service, or a failure to have remained continuously employed or in service, for purposes of the Plan (regardless of whether such leave or status would constitute such a termination or failure for purposes of employment law), (iii) the applicable date of any such termination of employment or service, and (iv) the impact, if any, of any of the foregoing on Awards under the Plan.

(d)           Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, if the Participant’s employment or service terminates by reason of death, or if the Participant’s employment or service terminates under circumstances providing for continued rights under subsection (b), (c) or (e) of this Section 7 and during the period of continued rights described in subsection (b), (c) or (e) the Participant dies, all outstanding Options, Restricted Stock and Stock Appreciation Rights granted to such Participant shall vest and become fully exercisable, and any payment or notice provided for under the terms of any other outstanding Award may be immediately paid or given and any condition may be satisfied, by the person to whom such rights have passed under the Participant’s will (or if applicable, pursuant to the laws of descent and distribution) for a period of one year from and including the date of the Participant’s death and thereafter all such Awards or parts thereof shall be canceled.

(e)           Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, upon termination of a Participant’s employment or service with the Company and its Subsidiaries (i) by the Company or its Subsidiaries without Cause (including, in case of a Nonemployee Director, the failure to be elected as a Nonemployee Director) or (ii) by the Participant for “good reason” or any like term as defined under any employment agreement with the Company or a Subsidiary to which a Participant may be a party to, the portions of outstanding Options and Stock Appreciation Rights granted to such Participant which are exercisable as of the date of termination of employment or service of such Participant shall remain exercisable, and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof vested as of the date of termination of employment or service may be given, for a period of one year from and including the date of termination of employment or service and shall terminate thereafter. Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, any other outstanding Award shall terminate as of the date of such termination of employment or service.

(f)           Notwithstanding anything in this Section 7 to the contrary, no Option or Stock Appreciation Right may be exercised and no shares of Company Stock underlying any other Award under the Plan may vest or become deliverable past the Stated Expiration Date.

8.           Effect of Change in Control.

Unless otherwise determined in an Award Agreement, in the event of a Change in Control:

(a)           With respect to each outstanding Award that is assumed or substituted in connection with a Change in Control, in the event of a termination of a Participant’s employment or service by the Company without Cause during the 24-month period following such Change in Control, on the date of such termination (i) such Award shall become fully vested and, if applicable, exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) any performance conditions imposed with respect to Awards shall be deemed to be fully achieved at target levels.

(b)           With respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change in Control, (i) such Award shall become fully vested and, if applicable, exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) any performance conditions imposed with respect to Awards shall be deemed to be fully achieved at target levels.

(c)           For purposes of this Section 8, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the Award instead confers the right to receive common stock of the acquiring entity.

(d)           Notwithstanding any other provision of the Plan: (i) in the event of a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Board may, in its sole discretion, provide that each Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (x) the excess of the consideration paid per Share in the Change in Control over the exercise or purchase price (if any) per Share subject to the Award multiplied by (y) the number of Shares granted under the Award and (ii) with respect to any Award that constitutes a deferral of compensation subject to Section 409A of the Code, in the event of a Change in Control that does not constitute a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code and regulations thereunder, such Award shall be settled in accordance with its original terms or at such earlier time as permitted by Section 409A of the Code.

9.           Miscellaneous.

(a)           Agreements evidencing Awards under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine in its sole discretion, including penalties for the commission of competitive acts or other actions detrimental to the Company. Notwithstanding any other provision hereof, the Committee shall have the right at any time to deny or delay a Participant’s exercise of Options if such Participant is reasonably believed by the Committee (i) to be engaged in material conduct adversely affecting the Company or (ii) to be contemplating such conduct, unless and until the Committee shall have received reasonable assurance that the Participant is not engaged in, and is not contemplating, such material conduct adverse to the interests of the Company.

(b)           participants are and at all times shall remain subject to the trading window policies adopted by the Company from time to time throughout the period of time during which they may exercise Options, Stock Appreciation Rights or sell shares of Company Stock acquired pursuant to the Plan.

10.           No Special Employment Rights, No Right to Award.

(a)           Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment or service by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant.

(b)           No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

11.           Securities Matters.

(a)           The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)           The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Award, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

12.           Withholding Taxes.

(a)           Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

(b)           Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

13.           Non-Competition and Confidentiality.

By accepting Awards and as a condition to the exercise of Awards and the enjoyment of any benefits of the Plan, including participation therein, each Participant agrees to be bound by and subject to non-competition, confidentiality and invention ownership agreements acceptable to the Committee or any officer or director to whom the Committee elects to delegate such authority.

14.           Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

15.           Amendment or Termination of the Plan.

The Board of Directors or the Committee may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that the requisite stockholder approval shall be required if and to the extent the Board of Directors or Committee determines that such approval is appropriate or necessary for purposes of satisfying Sections 162(m) or 422 of the Code or Rule 16b-3 or other applicable law. Awards may be granted under the Plan prior to the receipt of such stockholder approval of the Plan but each such grant shall be subject in its entirety to such approval and no Award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. No amendment or termination of the Plan may, without the consent of a Participant, adversely affect the Participant’s rights under any outstanding Award.

16.           Transfers Upon Death; Nonassignability.

(a)           A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

(b)           During a Participant’s lifetime, the Committee may, in its discretion, pursuant to the provisions set forth in this clause (b), permit the transfer, assignment or other encumbrance of an outstanding Option unless such Option is an Incentive Stock Option and the Committee and the Participant intends that it shall retain such status. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, a Participant may, upon providing written notice to the General Counsel of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration. Any such transferee must agree, in writing, to be bound by all provisions of the Plan.

17.           Effective Date and Term of Plan.

The Plan shall become effective on the Effective Date, but the Plan shall be subject to the requisite approval of the stockholders of the Company at the Company’s next Annual Meeting of its shareholders. In the absence of such approval, such Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

18.           Applicable Law.

Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of Florida, without reference to its principles of conflicts of law.

19.           Participant Rights.

(a)           No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by any award until the date of the issuance of a Company Stock certificate to him or her for such shares.

(b)           Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of grants and Awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive grants and awards under the Plan, whether or not such persons are similarly situated.

20.           Unfunded Status of Awards.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

21.           No Fractional Shares.

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

22.           Interpretation.

The Plan is designed and intended to the extent applicable, to comply with Section 162(m) of the Code, and to provide for grants and other transactions which are exempt under Rule 16b-3, and all provisions hereof shall be construed in a manner to so comply. Awards under the Plan are intended to comply with Code Section 409A to the extent subject thereto and the Plan and all Awards shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision in the Plan to the contrary, no payment or distribution under this Plan that constitutes an item of deferred compensation under Code Section 409A and becomes payable by reason of a Participant’s termination of employment or service with the Company will be made to such Participant until such Participant’s termination of employment or service constitutes a “separation from service” (as defined in Code Section 409A). For purposes of this Plan, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Code Section 409A. If a participant is a “specified employee” (as defined in Code Section 409A), then to the extent necessary to avoid the imposition of taxes under Code Section 409A, such Participant shall not be entitled to any payments upon a termination of his or her employment or service until the earlier of: (i) the expiration of the six (6)-month period measured from the date of such Participant’s “separation from service” or (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 22 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under this Plan will be paid in accordance with the normal payment dates specified for them herein.

********

Approved and adopted by the Board of Directors this 22nd day of May, 2015.

ANNUAL MEETING OF STOCKHOLDERS OF

CVSL INC.

JUNE 23, 2015

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, proxy statement and proxy card

are available at www.cvsl.us.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

THE BOARD OF DIRECTORS OF CVSL INC.
RECOMMENDS THAT YOU VOTE
FOR ALL NOMINEES LISTED IN PROPOSAL 1,
FOR PROPOSALS 2, 3 and 4
FOR 3 YEARS ON PROPOSAL 5

PROPOSAL 1.  Election of the following director nominees to serve for the following year and until his or her successor is elected:

Nominees are:   John P. Rochon, John Rochon, Jr., Julie Rasmussen, Russell Mack, Michael Bishop,William H. Randall, Kay Bailey Hutchison, Bernard Ivaldi, Roy G.C. Damary, and John W. Bickel

FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	WITHHELD FOR THE FOLLOWING ONLY: (WRITE THE NAME(S) OF THE NOMINEE(S) IN THE SPACE BELOW)

☐	☐

PROPOSAL 2.  Ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015.

FOR	AGAINST	ABSTAIN

☐	☐	☐

PROPOSAL 3.  Approval of the 2015 Stock Incentive Plan;

FOR	AGAINST	ABSTAIN

☐	☐	☐

PROPOSAL 4.  Approval, on an advisory basis, of the Named Executive Officers’ compensation.

FOR	AGAINST	ABSTAIN

☐	☐	☐

PROPOSAL 5.  Approval, on an advisory basis, of the frequency of holding an advisory vote on executive compensation.

1 YEAR	2 YEARS	3 YEARS	ABSTAIN

☐	☐	☐	☐

Dated:

Signature(s) of Stockholder(s)

Title:

Please mark, date and sign exactly as your name appears on this proxy card and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

2015 Annual Meeting ADMISSION TICKET

CVSL INC.

2015 Annual Meeting OF STOCKHOLDERS

June 23, 2015

10:00 a.m. (Central Daylight Time)

2400 Dallas Parkway, Suite 230, Plano, Texas 75093

Please present this ticket for admittance to the 2015 Annual Meeting of Stockholders.

CVSL INC.

ANNUAL MEETING OF STOCKHOLDERS

JUNE 23, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of CVSL Inc., a Florida corporation, hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and (2) appoints John P. Rochon and John Rochon, Jr., or either of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of common stock of CVS Inc. held of record by the undersigned at the close of business on April 27, 2015, at the Annual Meeting of Stockholders to be held at the offices of the Company, 2400 Dallas Parkway, Suite 230, Plano, Texas 75093 on June 23, 2015, and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)